                        THE QUIZNO'S FRANCHISE COMPANY

                              FRANCHISE AGREEMENT

                        THE QUIZNO'S FRANCHISE COMPANY
                              FRANCHISE AGREEMENT
                               TABLE OF CONTENTS

EXHIBITS

1  Addendum -- Location and Initial Franchise Fee
2  Addendum -- QUIZNO'S Classic Subs Express Facility
3  Addendum -- Special Products Program
4     Authorization Agreement for Prearranged Payments
5     Statement of Ownership
6     Guaranty and Assumption of Franchisee's Obligations
7     Addendum -- Bookkeeping Services
8     Addendum -- Maximum Borrowing Commitment

FRANCHISE:-----------------------
ADDRESS:-------------------------

EFFECTIVE
DATE:----------------------------

      THIS  AGREEMENT  (the  "Agreement")  is between THE  QUIZNO'S  FRANCHISE
COMPANY,  a Colorado  corporation  located  at 1415  Larimer  Street,  Denver,
Colorado   80202    ("Franchisor"),    and   the   franchisee   listed   above
("Franchisee"), who agree as follows:

PURPOSE

1.1   Franchisor and its affiliates have developed  methods for  establishing, operating,  and promoting restaurants offering submarine  sandwiches,  salads, other food  products  and  beverages,  and  related  restaurant  and carry out services ("QUIZNO'S Restaurants" or "Restaurants"),  which include the use and license of certain  valuable trade names,  service marks,  and trademarks (the
"Marks")  owned  by The  Quizno's  Corporation  ("TQC"),  Franchisor's  parent company, and licensed to Franchisor,  including the Mark "QUIZNO'S," and TQC's distinctive techniques,  expertise, and knowledge in establishing,  operating, and promoting  restaurants and related licensed methods of doing business (the
"Licensed Methods").

1.2   Franchisor   grants  the  right  to  others  to  establish  and  operate
Restaurants under the Marks and using the Licensed Methods.

1.3   Franchisee  recognizes and  acknowledges the benefits to be derived from being  identified and associated  with  Franchisor,  and being able to utilize the  Restaurant  system and  concepts,  and  therefore  desires to establish a
Restaurant at an approved location.  Franchisor is willing to grant Franchisee the right to operate a Restaurant under the terms and conditions  contained in this Agreement.

GRANT OF FRANCHISE

      0.1   Grant  of  Franchise.   Franchisor   grants  to  Franchisee,   and
Franchisee  accepts from  Franchisor,  the right to use the Marks and Licensed
Methods in  connection  with  establishing  and  operating a Restaurant at the location  described  in  Section 3.  Franchisee  agrees  to use the  Marks and
Licensed  Methods,  as they are changed,  improved,  and further  developed by
Franchisor and its affiliates  from time to time,  only in accordance with the terms and conditions of this Agreement.

      0.2   Scope of  Franchise  Operations.  Franchisee  agrees  at all times faithfully,  honestly,  and diligently to perform its  obligations  under this
Agreement,  to use best efforts to promote its  Restaurant,  and not to engage in any other  business or activity  that  conflicts  with the operation of the
Restaurant in compliance  with this  Agreement.  Franchisee  agrees to utilize the  Marks and  Licensed  Methods  to  operate  all  aspects  of  Franchisee's
Restaurant  in  accordance   with  the  methods  and  systems   developed  and
prescribed  from  time to time by  Franchisor,  all of which are a part of the
Licensed  Methods.  Franchisee's  Restaurant  shall  offer  all  products  and services  designated by Franchisor.  Franchisee  shall implement any additions and  changes to the  products  and  services  offered by its  Restaurant  that
Franchisor requires.

                    1.  FRANCHISED LOCATION AND TARGET AREA

      1.1   Franchised  Location.  Franchisee  is granted the right to own and
operate  a  Restaurant  at  a  specific  address  and  location   ("Franchised
Location").   Franchisee   shall   choose  and  acquire  a  location  for  its
Restaurant  within  the  nonexclusive  Target  Area set  forth  in  Exhibit 1.
Franchisee  shall  select and propose to  Franchisor  for  approval a specific site for the Franchised  Location in the Target Area,  which  Franchisor shall have the right to  approve  or  disapprove  in  accordance  with the terms set
forth  in  this  Agreement.   Franchisee  acknowledges  and  agrees  that  the
Franchised  Location  will be a specific  numbered  street or mall  address at which  Franchisee’s  Restaurant  will be physically  located.  The "Franchised
Location"  cannot  and  will not  under  any  circumstances  be  defined  as a geographic  area or be  described  in terms  other  than a  specific  numbered street or mall  address.  During the term of this  Agreement,  the  Franchised
Location shall be used exclusively to operate a Restaurant.

      1.2   Limitation on Franchise  Rights.  The rights granted to Franchisee are for the  specific  Franchised  Location and cannot be  transferred  to any other location,  except with Franchisor's  prior written  approval.  The Marks and Licensed Methods are licensed only for the Franchised Location.

      1.3   Express  Restaurants.  Franchisee  may not  operate  a  Restaurant located within a host facility (such as a gas station,  convenience  store, or hotel),  in another  "non-traditional"  venue,  or at any other location where the operation of the Restaurant will,  because of its location,  vary from the
operation  of  a   traditional   Restaurant   (all  referred  to  as  "Express
Restaurants"),  except with Franchisor's prior written consent,  in which case
Franchisor and Franchisee shall execute  Exhibit 2 (if this Agreement  governs the operation of a traditional Restaurant,  the Express Restaurant(s) shall be governed  by  a  separate  Franchise  Agreement).  Franchisor  will  determine whether a proposed Restaurant should be classified as an Express Restaurant.

      1.4   Special  Products.   From  time  to  time,  Franchisor  may  offer
supplemental  programs to be  incorporated  in certain  Restaurants  ("Special
Products").   Franchisee   may  not  offer  a  Special   Product  except  with
Franchisor's   prior  written   permission,   in  which  case  Franchisor  and
Franchisee shall execute Exhibit 3.

      1.5   Franchisor's  Reservation of Rights.  Franchisee acknowledges that the franchise  granted under this Agreement is  nonexclusive,  that Franchisee has no  territorial  protection,  and that  Franchisor,  TQC, and all of their affiliates  retain the right:  (1) to use,  and to license  others to use, the
Marks and Licensed  Methods for the operation of  Restaurants  at any location other than the Franchised Location;  (2) to use the Marks and Licensed Methods
in connection with services and products,  promotional  and marketing  efforts or related items, or in alternative  channels of distribution,  without regard to location;  (3) to use and license the use of alternative  proprietary marks
or  methods  in  connection   with  the  operation  of  restaurants  or  other
businesses  under  names which are not the same as or  confusingly  similar to the Marks,  which  businesses  may be the same as, or similar to, or different from  Restaurants;  and (4) to  engage in any other  activities  not expressly prohibited in this Agreement.

                           2.  INITIAL FRANCHISE FEE

      2.1   Initial  Franchise  Fee.  Franchisee  agrees to pay to Franchisor, concurrently  with signing this Agreement,  an initial franchise fee ("Initial
Franchisee   Fee")  in  the   amount  set  forth  in   Exhibit 1.   Franchisee
acknowledges and agrees that the Initial Franchise Fee represents  payment for the initial  grant of the right to use the Marks and  Licensed  Methods,  that
Franchisor  has earned the Initial  Franchise Fee upon  receipt,  and that the
Initial Franchise Fee is not refundable to Franchisee after it is paid.

                                 3.  ROYALTIES

      3.1   Royalty.  Franchisee  will  pay to  Franchisor  a  weekly  royalty
("Royalty")  equal to seven  percent  (7%) of the  total  amount  of its Gross
Sales, defined in Section 5.2, generated from or through its Restaurant.

      3.2   Gross  Sales.  "Gross  Sales" is  defined as sales of any kind for all services or products  from or through the  Restaurant,  including any sale of services or products  made for cash or upon credit,  or partly for cash and partly for credit,  regardless  of  collection  of charges for which credit is given,  and regardless of whether such sale is conducted in compliance with or in  violation of the terms of this  Agreement,  or whether such sale is at the
Franchised Location or off-site,  but exclusive of discounts,  sales taxes, or other  similar  taxes and  credits.  Gross Sales also  include the fair market value of any  services  or  products  received  by  Franchisee  in  barter  or exchange for its services and products.

      3.3   Royalty  Payments.  Royalty  payments will be paid weekly and sent to  Franchisor  by  electronic  funds  transfer,  due  on  Thursday  (for  the preceding  Monday  through Sunday  period),  or such other specific day of the week which  Franchisor  designates  from time to time ("Due  Date").  Upon the request of  Franchisor  and in no event later than thirty (30) days before the
Restaurant opens, Franchisee shall execute an Authorization  Agreement, in the form  attached to this  Agreement as Exhibit 4, for  preauthorized  payment of
Royalty  payments,  and other amounts due from Franchisee under this Agreement or otherwise,  by electronic  transfer of funds from Franchisee's bank account to  Franchisor's  bank account.  On the Due Date each week,  Franchisee  shall report to Franchisor by telephone,  electronic  means,  or in written form, as
Franchisor  directs  (as more fully  described  in Section  15),  Franchisee's
Gross  Sales  and  such  additional   information   requested  by  Franchisor.
Franchisor  shall have the right to verify such Royalty  payments from time to time as it deems necessary in any reasonable  manner.  If Franchisee  fails to have  sufficient  funds in its account or otherwise fails to pay any Royalties due as of the Due Date,  Franchisee  shall owe, in addition to such Royalties, a late charge  equivalent  to two percent  (2%) per month of any late  Royalty payment; provided,  however, in no event shall Franchisee be required to pay a late payment at a rate greater than the maximum  commercial  contract interest rate permitted by applicable law.

      Franchisor  may require  Franchisee to pay the Royalty and other amounts due  under  this  Agreement  by means  other  than  automatic  debit  whenever
Franchisor   deems   appropriate,   and  Franchisee   agrees  to  comply  with
Franchisor's payment instructions.

      3.4   Application   of   Payments.   Notwithstanding   any   designation
Franchisee  might make,  Franchisor  may apply any payments made by Franchisee
to  any  of   Franchisee's   past  due   indebtedness  to  Franchisor  or  its
affiliates.  Franchisee  acknowledges that Franchisor has the right to set-off any amounts  Franchisee owes Franchisor or its affiliates  against any amounts
Franchisor or its affiliates might owe Franchisee.

                    4.  DEVELOPMENT OF FRANCHISED LOCATION

      4.1   Approval  of  Franchised   Location.   Franchisee  may  operate  a
QUIZNO'S  Restaurant  only at a site approved by  Franchisor,  which  approval will  not  be  unreasonably  withheld  if the  site  meets  Franchisor's  site selection  criteria.  Franchisee  shall  follow  Franchisor's  site  selection procedures in locating a Franchised  Location for the  Restaurant.  Franchisee
shall submit a completed site submittal  package,  including  demographics and
other   materials   requested  by  Franchisor,   containing  all   information
reasonably required by Franchisor to assess a proposed Franchised Location.

      4.2   Lease  Approval.   Franchisee  shall  obtain   Franchisor's  prior
written  approval  before  executing  any lease or purchase  agreement for the
Franchised   Location.   Prior  to  its   execution,   Franchisee's   proposed
Franchised  Location  lease must be reviewed and  certified as  acceptable  by
Franchisor.  Such  review is for the  benefit of  Franchisor,  and  Franchisee acknowledges  that  Franchisor's  review  and  approval  of a  lease  for  the
Franchised  Location  do not  constitute  a  recommendation,  endorsement,  or guarantee by Franchisor of the  suitability of the Franchised  Location or the lease,  and Franchisee  should take all steps  necessary to ascertain  whether such  Franchised  Location  and  lease  are  acceptable  to  Franchisee.  Upon submission of a proposed  Franchised  Location for the Restaurant,  Franchisee
shall pay  Franchisor  or its  designated  supplier a lease  review fee of One
Thousand Four Hundred Fifty Dollars  ($1,450)  ("Lease Review Fee"). The Lease
Review  Fee pays  the  expenses  incurred  to  review  and (if  Franchisor  so chooses) to negotiate  certain  provisions  of the lease.  Franchisee is not a third-party beneficiary of the lease negotiation or review.  Franchisee agrees that  Franchisor  does not  guarantee  that the terms,  including  rent,  will represent  the most  favorable  terms  available  in that  market.  Franchisor shall  charge  Franchisee  only one (1) Lease  Review  Fee  unless  Franchisee refuses to sign a lease that  Franchisor  has certified as acceptable  for the
Franchised Location,  and Franchisor then is required to engage in one or more
additional  lease  reviews  for  the  Franchised   Location,   in  which  case
Franchisee  shall pay Franchisor a Lease Review Fee for the first lease review as well as a Lease Review Fee for each additional lease review.

      4.3   Lease  Assistance  Program.  If  Franchisee  participates  in  the
"Lease Assistance  Program," then, once Franchisor has approved the Franchised
Location,  Franchisor or one of its  affiliates  will enter into  negotiations with the Franchised  Location's  landlord  ("Master  Landlord") and,  assuming such  negotiations  are  successful,  enter  into a lease  for the  Franchised
Location  ("Master  Lease'').  The Lease  Review Fee will be Two  Thousand Two
Hundred  Dollars  ($2,200).  Franchisee  then  agrees to enter into a sublease with Franchisor or its designated affiliate  ("Sublease") in substantially the same form as attached to  Franchisor's  Uniform  Franchise  Offering  Circular
("UFOC").  The Sublease  shall  incorporate  the terms and  conditions  of the
Master Lease,  including rent and other charges.  Default of the Sublease will constitute  default of this  Agreement,  and  default of this  Agreement  will constitute default of the Sublease.  Franchisee acknowledges that Franchisor's approval of a lease for the Franchised  Location,  and  Franchisor's or one of
its   affiliates'   execution   of  the   Sublease,   do  not   constitute   a
recommendation,  endorsement,  or guarantee by  Franchisor or the affiliate of the  suitability of the Franchised  Location or the terms of the Master Lease, and  Franchisee  should take all steps  necessary  to  ascertain  whether such
Franchised  Location and lease terms are acceptable to Franchisee.  Franchisor shall  charge  Franchisee  only one (1) Lease  Review  Fee  unless  Franchisee refuses to sign a lease that  Franchisor  has certified as acceptable  for the
Franchised Location,  and Franchisor then is required to engage in one or more
additional  lease  reviews  for  the  Franchised   Location,   in  which  case
Franchisee  shall pay Franchisor a Lease Review Fee for the first lease review as well as a Lease Review Fee for each additional lease review.

      4.4   Schedule.  Franchisee  shall execute a lease no later than one (1)
year from the date this Agreement is signed.  Franchisor  will extend the time which  Franchisee has to obtain an executed lease for the Franchised  Location for one (1) three (3) month period in the event  factors  beyond  Franchisee's reasonable control prevent  Franchisee from meeting this deadline,  so long as
Franchisee has made  reasonable  and  continuing  efforts to obtain and submit for  approval  an  acceptable  site and  Franchisee  requests  in  writing  an extension  of time  before the end of the one (1) year  period.  Any lease for the  Franchised  Location  shall be  collaterally  assigned to  Franchisor  as
security  for   Franchisee's   performance  of  its  obligations   under  this
Agreement.  Franchisee  shall  deliver  a copy  of the  signed  lease  for the
Franchised Location to Franchisor within five (5) days after it is signed.

      4.5   Conversion and Design.  Franchisee  acknowledges  that the layout, design,  decoration,  and color scheme of Restaurants  are an integral part of
Franchisor's proprietary Licensed Methods, and, accordingly,  Franchisee shall convert and decorate the Franchised  Location in accordance with  Franchisor's plans, designs, and specifications.  Franchisee also shall obtain Franchisor's written  consent to any  conversion,  design,  or decoration of the Franchised
Location  before  remodeling  or  decorating  begins,  recognizing  that  such remodeling  and  decoration,  and any related  costs,  are  Franchisee's  sole responsibility.

      4.6   Signs.  Franchisee  shall purchase or otherwise  obtain for use at the  Franchised  Location and in connection  with the  Restaurant  the maximum number and size of signs allowed by  applicable  building  codes,  which signs
shall  comply  with   Franchisor's   standards  and   specifications.   It  is
Franchisee's  sole  responsibility  to  ensure  that  all  signs  comply  with applicable  local  ordinances,  building codes,  and zoning  regulations.  Any modifications to Franchisor's  standards and  specifications  for signs due to local  ordinances,  codes, or regulations shall be submitted to Franchisor for prior written approval.  Franchisee  acknowledges that the Marks, or any other name,  symbol,  or  identifying  marks on any  signs,  shall  be used  only in accordance  with  Franchisor's  standards  and  specifications  and only  with
Franchisor's prior written approval.

      4.7   Equipment.  Franchisee  shall purchase or otherwise obtain for use in connection with the Restaurant the equipment,  including  delivery vehicles
(if utilized) and computer  hardware and software,  of a type and in an amount which complies with Franchisor's  standards and  specifications  and only from suppliers or other sources  approved by  Franchisor.  Franchisee  acknowledges that the type,  quality,  configuration,  capability,  and  performance of the
Restaurant  equipment are all standards and specifications which are a part of the  Licensed  Methods.  Franchisee  shall  purchase  or lease  for use in the
Restaurant an electronic cash register or computer system ("System")  approved by  Franchisor  that  accurately  records  every  sale or  other  transaction.
Franchisee  shall  purchase,  or  Franchisor  or an  affiliate  may license to
Franchisee  for  the  license  fee  it  determines,  software  to be  used  by
Franchisee  in  conjunction  with the  System.  Franchisee  shall  submit  any required  reports  in a format  designated  from  time to time by  Franchisor.
Franchisee  grants  Franchisor  the right to access  the  System and to obtain sales,  sales mix,  and revenue  information  directly by modem or  otherwise.
Franchisee  acknowledges  that Franchisor  will use information  from required reports primarily to make business and marketing  decisions.  Franchisee shall
be  obligated  to  upgrade  or  update  the  System  and  the   software,   at
Franchisee's  sole  cost,  to meet  Franchisor's  then-current  standards  and specifications and to address  technological  developments or events,  such as
"Year  2000"  related  issues.  Franchisor  has  no  obligation  to  reimburse
Franchisee for any of these costs.

      4.8   Permits  and  Licenses.  Franchisee  agrees to obtain all  permits and  licenses  required  for the  lawful  construction  and  operation  of its
Restaurant  together  with  all  certifications  from  government  authorities having  jurisdiction  over the Franchised  Location that all  requirements for construction  and  operation  have been met,  including,  without  limitation, zoning,  access,  sign, health,  fire, and safety  requirements;  building and other required construction permits; licenses to do business;  fictitious name registrations;  sales tax permits;  health and sanitation permits; and ratings and fire clearances.  Franchisee  agrees to obtain all customary  contractors'
sworn  statements  and  partial  and  final  lien  waivers  for  construction, remodeling,  decorating,  and  installation  of  equipment  at the  Franchised
Location.  Franchisee  shall  keep  copies  of  all  health  department,  fire department,  building department, and other reports of inspections on file and available for inspection by Franchisor.  Franchisee shall immediately  forward to Franchisor  any such reports or  inspections  in which  Franchisee has been found not to be in compliance with the underlying regulation.

      4.9   Commencement  of Operations.  Unless  otherwise  agreed in writing by Franchisor and Franchisee,  Franchisee has twelve (12) months from the date of this  Agreement  (which may be  extended  three (3) months as  provided  by
Section 6.4) within which to complete the initial training program,  described in Section 7.1,  and commence  operation of the Restaurant.  Franchisee  shall obtain the written consent of Franchisor prior to commencing  operation of the
Restaurant,  which consent shall not be unreasonably  withheld,  but cannot be granted until  Franchisor has approved the Franchised  Location and Franchisee has:  (1) successfully  completed the initial training  program;  (2) paid all fees  and  other  amounts  due  to  Franchisor;  (3) furnished  copies  of all insurance policies required by this Agreement;  (4) built out and equipped the
Franchised   Location  in   accordance   with   Franchisor's   standards   and
specifications   and  received  a  QUIZNO'S   certificate  of  occupancy  from
Franchisor;  (5) purchased an inventory of approved products and supplies; and
(6) otherwise  completed  all other aspects of  developing  the  Restaurant as
Franchisor has reasonably required.

                                 5.  TRAINING

      5.1   Initial  Training  Program.  Franchisee  (or, if  Franchisee  is a
corporation,   partnership,   or  limited  liability  company,   its  managing
shareholder,  partner, or member ("Managing Owner")) and the person designated by Franchisee to assume  primary  responsibility  for managing the  Restaurant
("Designated  Manager")  must  attend and  successfully  complete  the initial training  program  offered by  Franchisor  at one of  Franchisor's  designated training  facilities.  Up to three (3)  individuals  (including  the  Managing
Owner and  Designated  Manager) are eligible to  participate  in  Franchisor's initial training  program without paying any tuition or fee.  Franchisee shall be  responsible  for  any and all  travel  and  living  expenses  incurred  in connection  with attending the training  program as well as wages or salaries, if any, of the  person(s)  receiving  training.  Franchisee  (or its  Managing
Owner) and the  Designated  Manager  must  successfully  complete  the initial
training   program  before   Franchisee   begins   operating  the  Restaurant.
Franchisor  reserves  the  right to waive  all or a  portion  of the  training program or alter the training schedule

      Franchisee  (or its  Managing  Owner)  and its  Designated  Manager  may
request  additional  training  during  the  initial  training  program,  to be provided at no additional  charge,  if Franchisee (or its Managing  Owner) and the Designated  Manager do not feel  completely  trained in the operation of a
QUIZNO'S  Restaurant.  However,  if Franchisee (or its Managing Owner) and the
Designated  Manager  satisfactorily  complete  Franchisor's  initial  training program,  and do not inform  Franchisor  in writing at the end of the  initial training  program that  Franchisee (or its Managing  Owner) and the Designated
Manager  do not  feel  completely  trained  in  the  operation  of a  QUIZNO'S
Restaurant,  then Franchisee will be deemed to have been trained  sufficiently to operate a QUIZNO'S Restaurant.

      5.2   Additional  Training  Programs.  Franchisor  reserves the right to conduct  training  programs or  seminars  at  locations  to be  determined  by
Franchisor  to discuss  relevant  business  trends  and share new  information relating to the  Restaurant  business.  Attendance  at the seminar is optional unless  Franchisor  gives  Franchisee at least thirty (30) days' prior written notice  that the  seminar  is  mandatory,  in which  case  Franchisee  (or its
Managing  Owner) or its Designated  Manager is required to attend.  Franchisor shall not  require  Franchisee  to attend any  on-going  training  programs or seminars  more than four (4) times a year.  Each  mandatory  training  program and  seminar  shall  not last more than  three  (3) days.  All such  mandatory training  will  be  offered  without  tuition  or a  fee;  provided,  however,
Franchisee  will be  responsible  for any and all  transportation  and  living expenses incurred in attending such additional training programs or seminars.

                             6.  OPERATIONS MANUAL

      6.1   Operations  Manual.  Franchisor  agrees to loan to Franchisee  one
(1) or more  manuals,  technical  bulletins,  or other  written or  videotaped materials  (collectively  referred to as  "Operations  Manual")  covering  the
Restaurant's  operating and marketing  techniques  and any Special  Product(s)
applicable  to the  Restaurant.  Franchisee  agrees that it shall  comply with the  Operations  Manual as an  essential  part of its  obligations  under this
Agreement.  Franchisee  shall at all times be  responsible  for ensuring  that its  employees  and all  other  persons  under  its  control  comply  with the
Operations  Manual  in  all  respects.  Franchisee  shall  not  duplicate  the
Operations  Manual nor disclose its contents to persons  other than  employees or officers who need the information to perform their jobs.

      6.2   Changes to  Operations  Manual.  Franchisor  reserves the right to revise  the  Operations  Manual  from  time to time as it deems  necessary  to update operating and marketing  techniques or standards and  specifications in any manner,  including updates contained in monthly  newsletters.  Franchisee, within  thirty (30) days after  receiving  any updated  information,  shall in turn update its copy of the Operations  Manual as instructed by Franchisor and conform its operations with the updated  provisions.  Franchisee  acknowledges that the master copy of the Operations  Manual maintained by Franchisor at its principal office controls in the event of a dispute over its contents.

                          7.  DEVELOPMENT ASSISTANCE

      7.1   Franchisor's  Development  Assistance.  To  assist  Franchisee  in establishing the Restaurant, Franchisor shall provide the following:

(1)   Assistance  related to  accepting  a site for the  Restaurant,  although
Franchisee  acknowledges  that  Franchisor  has no  obligation  to  select  or acquire a site on behalf of Franchisee.  Franchisor's  assistance will consist of, at a minimum,  providing  general  criteria  for a  satisfactory  site and determining  whether a proposed site fulfills the requisite  criteria prior to
formal   acceptance  of  a  site  selected  by  Franchisee.   Site  selection,
acquisition,  and  development  shall be the sole  obligation  of  Franchisee, except as set forth in this Agreement or any other written agreement  executed by Franchisor.  Franchisee acknowledges that Franchisor is under no obligation to provide  additional  site  selection  services other than as set forth in a written,  executed agreement and that Franchisor's acceptance of the site does not imply or guarantee the success or  profitability of the site in any manner whatsoever.

(2)    Standards  and  specifications  for the  build  out,  interior  design, layout, floor plan, signs, designs, color, and decor of the Restaurant.

(3)    Advice  regarding the standards and  specifications  for the equipment, supplies,  and materials  used in, and the menu items offered for sale by, the
Restaurant and advice  regarding  selecting  suppliers for and purchasing such items.

(4)    Guidance in implementing advertising and marketing programs,  operating and sales procedures, and bookkeeping and accounting programs.

(5)   The initial training in accordance with Section 7.1.

(6)   Opening  assistance  consisting  of one (1) or more  representatives  of
Franchisor on site at the Franchised  Location for not less than five (5) days to assist  Franchisee  in opening  the  Restaurant;  provided,  however,  that
Franchisee  shall  hire  and be  exclusively  responsible  for  the  training, compensation, and control of its employees.

(7)   One (1) copy of the Operations  Manual, as described in Section 8, which shall be loaned to Franchisee during the term of this Agreement.

      7.2   Responsibilities  of Area Director.  Franchisor reserves the right to retain the  services  of an area  director or other  representative  ("Area
Director") in the geographic  area in which  Franchisee's  Restaurant  will be located.  In such event,  the Area  Director,  on behalf of  Franchisor,  will perform certain sales, site assistance,  and supervisory  services directed by
Franchisor.   Franchisee   agrees  in  advance  to  any  such  delegation  and
assignment  by Franchisor  of any portion or all of  Franchisor's  obligations and rights under this Agreement.  Franchisee also  acknowledges that it is not a third party  beneficiary of any Area Director  Marketing  Agreement or other agreement between Franchisor and any Area Director.

                           8.  OPERATING ASSISTANCE

      8.1   Franchisor's   Assistance.    Franchisor   agrees   that,   during
Franchisee’s  operation  of  the  Restaurant,  Franchisor  or  its  designated representatives shall make available to Franchisee the following assistance:

(8)   Upon  the  reasonable  request  of  Franchisee,  telephone  consultation regarding the continued  operation and  management of a Restaurant  and advice regarding  Restaurant  services,  product  quality  control,  menu items,  and customer relations issues.

(9)   Access to advertising and promotional  materials developed by Franchisor through the Marketing and Promotion Fund (as defined below).

(10)  On-going  updates of information  and programs  regarding menu items and their  preparation,  the Restaurant  business,  and related Licensed  Methods, including  information about special or new services or products developed and made available to franchisees of Franchisor.

(11)  The initial  training  program to replacement  or additional  Designated
Managers  during  the term of this  Agreement.  Although  Franchisor  does not currently charge a tuition or fee,  Franchisor  reserves the right to charge a tuition  or fee,  payable  in  advance,  commensurate  with  the  then-current published  prices  of  Franchisor  for  such  training.  Franchisee  shall  be responsible  for all travel  and living  expenses  incurred  by its  personnel during the training program.

                    9.  FRANCHISEE'S OPERATIONAL COVENANTS

      9.1   Business  Operations.  Franchisee  acknowledges  that it is solely responsible  for the  successful  operation  of its  Restaurant  and  that its successful  operation  depends on Franchisee's  compliance with this Agreement and the Operations  Manual. In addition to all other obligations  contained in this Agreement and the Operations Manual, Franchisee agrees that:

(12)  Franchisee  shall maintain a clean,  safe,  and high quality  Restaurant operation  and  promote  and  operate  the  business  in  accordance  with the
Operations  Manual so as not to detract  from or  adversely  reflect  upon the name  and  reputation  of  Franchisor  and the  goodwill  associated  with the
QUIZNO'S name and Marks.

(13)  Franchisee  will conduct itself and operate its Restaurant in compliance with all  applicable  laws,  regulations,  and other  ordinances and in such a manner  so as to  promote  a good  public  image  in the  business  community.
Franchisee  will be solely and fully  responsible  for  obtaining  any and all licenses  to operate  the  Restaurant.  Franchisee  shall  keep  copies of all health department,  fire department,  building  department,  and other similar reports of  inspections  on file and available for  inspection by  Franchisor.
Franchisee  shall  immediately  forward  to  Franchisor  any such  reports  or inspections in which  Franchisee  has been found not to be in compliance  with the underlying regulation.

(14)  Franchisee  acknowledges  that proper  management  of the  Restaurant is important  and shall  ensure  that  Franchisee  (or its  Managing  Owner) or a
Designated  Manager who has  completed  the initial  training  program will be responsible for managing the Restaurant  after  commencement of operations and be present at the Franchised Location during its operation.

(15)   Franchisee  acknowledges  that the  franchise  requires and  authorizes
Franchisee to offer only authorized  products and services as described in the
Operations Manual, which may include, without limitation,  submarine and other sandwiches,  salads, other authorized food and beverage products,  and related restaurant and carry out or delivery  services.  Franchisee  shall maintain at all times a  sufficient  supply of all menu items and  related  food and paper products  to  ensure,  insofar as  possible,  that such items are at all times available to its customers.  Franchisee  shall offer all types of services and products from time to time  prescribed  by Franchisor  and shall not offer any other types of services  or  products,  or operate or engage in any other type
of  business  or   profession,   from  or  through  the   Restaurant,   unless
Franchisor's written consent is first obtained.

(16)  Franchisee  shall promptly pay when due all taxes and other  obligations owed to third parties, including,  without limitation, all federal, state, and local taxes and any and all accounts  payable or other  indebtedness  incurred by Franchisee in operating the Restaurant.

(17)  Franchisee  shall comply with all agreements  with third parties related to the Restaurant,  including,  in particular,  all provisions of any premises lease or Sublease.

(18)  Franchisee agrees to renovate,  refurbish,  remodel,  or replace, at its own expense,  the real and personal  property and equipment  used in operating the Restaurant when reasonably  required by Franchisor in order to comply with the image,  standards of operation,  and performance capability established by
Franchisor from time to time. If Franchisor  changes its image or standards of operation,  it shall give Franchisee a reasonable  period of time within which to comply with such changes.

(19)  Franchisee  shall at all times during the term of this Agreement own and control the Restaurant. Upon request of Franchisor,  Franchisee shall promptly provide  satisfactory  proof  of  such  ownership  to  Franchisor.  Franchisee represents  that the  Statement  of  Ownership  attached as Exhibit 5 is true, complete,  accurate,  and not misleading.  Franchisee  shall promptly  provide
Franchisor with a written  notification  if the  information  contained in the
Statement of Ownership  changes at any time during the term of this  Agreement and  shall  comply  with  the  applicable  transfer  provisions  contained  in
Section 16.  Franchisee  acknowledges  that,  if  Franchisee  is other than an individual(s),  Franchisor may require that the  individual  owners or members of Franchisee  guarantee the  performance  of Franchisee and sign the Guaranty and  Assumption  of  Franchisee's  Obligations  attached to this  Agreement as
Exhibit 6.

(20)  Franchisee  shall at all times  during the term of this  Agreement  keep its Restaurant  open during the business hours  designated by Franchisor  from time to time in the Operations  Manual. Any deviations from the required hours first must be approved in writing by Franchisor.

(21)  Franchisee  shall procure,  maintain,  and provide evidence of insurance for the Restaurant and its operations of the types,  in the amounts,  and with such terms and  conditions as Franchisor  from time to time  prescribes in the
Operations  Manual or  otherwise.  All of the  required  policies of insurance shall name  Franchisor  and TQC as additional  insureds and provide for thirty
(30) days'  advance  written  notice to Franchisor  of their  cancellation  or modification.  If Franchisee  participates in the Lease Assistance Program, it shall use an insurance carrier approved by Franchisor.

(22)  Franchisee  will  provide  proof  of  insurance  to  Franchisor   before
beginning  operations  at its  Restaurant.  This  proof  will  show  that  the insurer has been  authorized  to inform  Franchisor  in the event any policies lapse or are  canceled  or  modified.  Franchisor  has the right to change the insurance  Franchisee is required to maintain by giving Franchisee  reasonable prior notice.  Noncompliance  with these insurance  provisions shall be deemed a material  breach of this  Agreement;  in the event of any lapse in insurance coverage,  then, in addition to all other remedies,  Franchisor shall have the right to demand that  Franchisee  cease  operations  of the  Restaurant  until coverage is reinstated or, alternatively,  to pay any delinquencies in premium payments and charge the same to Franchisee.

                               10.  ADVERTISING

      10.1  Approval  and  Use  of   Advertising.   Franchisee   shall  obtain
Franchisor's  prior  written  approval  of all  written  advertising  or other marketing  or  promotional  programs  not  previously  approved by  Franchisor regarding  the  Restaurant,  including,  without  limitation,  "Yellow  Pages"
advertising,  newspaper ads, flyers,  brochures,  coupons, direct mail pieces, specialty and novelty items, radio and television advertising,  Internet "web"
pages,  and other home pages or domain names on any common carrier  electronic delivery  system.  Any proposed  uses not  previously  approved by  Franchisor shall be submitted to Franchisor at least ten (10) days prior to  publication, broadcast,  or use. Franchisee acknowledges that advertising and promoting the
Restaurant in accordance with Franchisor's  standards and  specifications  are essential  aspects of the Licensed  Methods,  and Franchisee  agrees to comply with all advertising  standards and specifications.  Franchisee also agrees to participate  in any promotion  campaigns and  advertising  and other  programs that Franchisor periodically establishes.

      10.2  Grand  Opening.  Franchisee  agrees  to  conduct  a grand  opening advertising and promotional  program for the Restaurant at the time and in the manner  specified by Franchisor and agrees to spend a minimum of Five Thousand
Dollars ($5,000) for the grand opening program.  Franchisee  agrees to provide
Franchisor  with a summary of grand opening  program  expenditures  within one hundred  twenty  (120) days after the  Restaurant  opens.  Franchisee's  grand opening program will utilize the marketing and public  relations  programs and media and  advertising  materials  that  Franchisor  has either  developed  or approved.

      10.3  Marketing  and  Promotion  Fee.   Franchisee   agrees  to  pay  to
Franchisor,   in  addition  to  Royalties,   a  Marketing  and  Promotion  fee
("Marketing  and  Promotion  Fee") of one percent  (1%) of the total amount of
Franchisee's  Gross  Sales.  The  Marketing  and  Promotion  Fee  shall  be in addition  to and  not in lieu  of  Franchisee's  Local  Advertising  Fee.  The following  terms and conditions  will apply to the Marketing and Promotion Fee payment:

(23)  The Marketing and  Promotion Fee shall be payable  weekly,  concurrently with the  payment  of the  Royalties,  based on Gross  Sales  (as  defined  in
Section 5.2) for the immediately preceding reporting period.  Franchisee shall execute an Authorization  Agreement for preauthorized payment of Marketing and
Promotion Fees by electronic  transfer of funds from Franchisee's bank account to the bank account designated by Franchisor.  Any Marketing and Promotion Fee collected by  Franchisor  will be deposited by  Franchisor  in one (1) or more separate accounts (referred to collectively as the "Fund"),  all designated as
"QUIZNO'S  Marketing  and Promotion  Fund." The  Marketing and Promotion  Fees
will be  subject  to the same late  charges  as the  Royalties.  Upon  written request by Franchisee,  Franchisor will make available to Franchisee, no later than one hundred  twenty (120) days after the end of each  calendar  year,  an annual  unaudited  financial  statement  for  the  Fund  which  indicates  how deposits  to the Fund have been  spent.  Franchisor  has the right to  deposit into  the Fund any  advertising,  marketing,  or  similar  allowances  paid by suppliers who deal with  Restaurants  and with whom Franchisor has agreed that it will (or if Franchisor  otherwise  chooses to) so deposit these allowances.
QUIZNO'S  Restaurants that Franchisor or its affiliates own will contribute to the Fund on the same basis as franchisees.

(24)  The Fund will be  administered  and  controlled by Franchisor and may be used for  production  and  placement  of media  advertising,  direct  response literature,  direct  mailings,  brochures,  collateral  advertising  material, surveys of advertising  effectiveness,  other  advertising or public relations
expenditures   relating  to  advertising  QUIZNO'S  Restaurants  services  and
products,  providing  professional  services,   materials,  and  personnel  to
support the marketing  function,  and creating,  producing,  and  implementing websites for  Franchisor  and/or its  franchisees.  Franchisor  may  reimburse itself for administrative costs,  independent audits,  reasonable  accounting, bookkeeping,  reporting,  and legal  expenses,  taxes,  and  other  reasonable direct  and  indirect  expenses  incurred  by  Franchisor  or  its  authorized representatives  in connection  with the programs funded by the Fund. The Fund will not be Franchisor's  asset.  Franchisor will not be liable for any act or omission  that is  consistent  with  this  Agreement  and done in good  faith.
Franchisor  may  spend in any  fiscal  year  more or less  than the  aggregate contribution  of all  Restaurants  to the Fund in that year,  and the Fund may borrow from  Franchisor or others to cover  deficits or invest any surplus for future use.  All  interest  earned on monies  contributed  to the Fund will be used to pay  advertising  costs before other assets of the Fund are  expended.
Franchisor  may  cause  the Fund to be  incorporated  or  operated  through  a separate  entity  at such  time as  Franchisor  deems  appropriate,  and  such successor  entity,  if established,  will have all rights and duties specified in this Section.  Franchisor  undertakes no obligation to ensure that the Fund benefits each  Restaurant in proportion to its respective  contributions.  The
Fund's primary  purpose is to support sales by the entire  QUIZNO'S System and to build brand  identity.  Franchisee  agrees to  participate in any promotion campaigns  and  advertising  and  other  programs  that the Fund  periodically establishes.

(25)  Franchisor has the right,  but no obligation,  to use collection  agents and institute legal  proceedings to collect Fund  contributions  at the Fund's expense.  Franchisor  also may forgive,  waive,  settle,  and  compromise  all claims by or  against  the Fund.  Franchisor  may at any time  defer or reduce contributions  of a  franchisee  and,  upon thirty  (30) days'  prior  written notice to Franchisee,  reduce or suspend Fund contributions and operations for one (1) or more  periods of any  length and  terminate  (and,  if  terminated, reinstate)  the Fund. If Franchisor  terminates  the Fund, it will  distribute all unspent monies to the  contributors in proportion to their respective Fund contributions during the preceding twelve (12) month period.

      10.4  Local  Advertising.  Franchisee  agrees  to spend  not  less  than three  percent  (3%) of the  total  amount of its Gross  Sales  each  calendar quarter  for local  advertising  ("Local  Advertising  Fee").  Franchisor  may request that  Franchisee  prepare and submit a quarterly  report to Franchisor which  accounts  for the use of the Local  Advertising  Fee no later  than ten
(10) days  following the end of each calendar  quarter during the term of this
Agreement.  Franchisor  may  collect  and  designate  all or a portion  of the
Local Advertising Fee for the Marketing and Promotion Fund.

      10.5  Regional  Advertising  Programs.  Although not obligated to do so,
Franchisor may create a regional advertising program ("Regional  Advertising")
for the  benefit  of the  Restaurants  located  within  a  particular  region.
Franchisor  has the right to  (i) allocate  any portion of the  Marketing  and
Promotion  Fund to the Regional  Advertising  program;  and  (ii) collect  and designate  all or a  portion  of the  Local  Advertising  Fee  for a  Regional
Advertising  program.  If  a  Regional  Advertising  program  is  established,
Franchisor  may  increase  the  Local  Advertising  Fee by one  percent  (1%);
provided  that in no event shall  Franchisee  be required to spend more than a total of five  percent  (5%) of its Gross  Sales,  in the  aggregate,  for the
Local Advertising Fee, Regional  Advertising,  and Marketing and Promotion Fee
contributions,  including Yellow Pages  advertising.  Franchisor has the right to determine the  composition of all geographic  territories  and market areas for the implementation of Regional  Advertising and promotion campaigns and to require that Franchisee  participate in such Regional  Advertising programs as and when  established  by  Franchisor.  The fees  designated  to the  Regional
Advertising  programs may be used to pay regional,  multi-regional or national marketing  expenses.  If a  Regional  Advertising  program is  implemented  on behalf of a particular region,  Franchisor  reserves the right to establish an advertising  cooperative for a particular  region to enable the cooperative to self-administer  the Regional  Advertising  program,  and Franchisee agrees to participate in such cooperative  according to the  cooperative's  then current
rules  and  procedures  and  to  abide  by  the  cooperative's   then  current
decisions.  Franchisor  may at any time,  upon thirty (30) days' prior written notice to Franchisee,  suspend a Regional  Advertising  program or cooperative operations  for one (1) or more periods of any length and  terminate  (and, if terminated, reinstate) the Regional Advertising program or cooperative.

                             11.  QUALITY CONTROL

      11.1  Standards and  Specifications.  Franchisor  will make available to
Franchisee  standards and  specifications for services and products offered at or through the Restaurant and the uniforms,  recipes, materials, forms, menus,
items,  and  supplies  used  in  connection  with  the  franchised   business.
Franchisor  reserves  the right to change  standards  and  specifications  for services and products  offered at or through the  Restaurant  or for uniforms, recipes,  materials,  forms,  items, and supplies upon thirty (30) days' prior written notice to Franchisee.

      11.2  Inspections.   Franchisor   shall  have  the  right  to  interview
customers  or examine  the  Franchised  Location  and to examine  and copy its books, records, and documents,  including,  without limitation, the inventory, products,  equipment,  materials,  or supplies,  to ensure compliance with all standards  and  specifications  set by  Franchisor.  Franchisor  shall conduct such  inspections  during  regular  business  hours  without  prior  notice to
Franchisee.

      11.3  Restrictions  on Services and  Products.  Franchisee is prohibited from  offering  or selling  any  services  or  products  from or  through  the
Restaurant  that have not been previously  authorized by Franchisor.  However, if Franchisee proposes to offer,  conduct, or utilize any services,  products, materials,  forms,  items,  or supplies in connection with or for sale through the  Restaurant  that are not approved by Franchisor,  Franchisee  shall first notify  Franchisor in writing  requesting  approval.  Franchisor  may withhold such approval;  however, in order to make such  determination,  Franchisor may
require  submission  of  specifications,   information,  or  samples  of  such
services,  products,  materials,  forms,  items, or supplies.  Franchisor will advise  Franchisee  within a reasonable time whether such products,  supplies, or services  meet its  specifications.  A charge not to exceed the actual cost of the review may be made by Franchisor and shall be paid by Franchisee.

      11.4  Approved  Suppliers.  Franchisee  shall  purchase  all  equipment, products,  services, supplies, and materials required for the operation of the
Restaurant  from  manufacturers,  suppliers,  or  distributors  designated  by
Franchisor  or, if there is no designated  supplier for a particular  product, service,  supply,  or  material,  from such  other  suppliers  who meet all of
Franchisor's   specifications  and  standards  as  to  quality,   composition,
finish,  appearance, and service and adequately demonstrate their capacity and facilities to supply  Franchisee's needs in the quantities,  at the times, and
with  the  reliability   requisite  to  an  efficient  operation.   Franchisor
reserves the right to designate,  from time to time, a single supplier for any
services,  products,   equipment,   supplies,  or  materials  and  to  require
Franchisee  to use such a designated  supplier  exclusively,  which  exclusive designated  supplier may be Franchisor or its  affiliates.  Franchisor and its affiliates may receive  payments from suppliers on account of such  suppliers'
dealings  with  Franchisee  and other  franchisees  and may use all amounts so
received  without   restriction  and  for  any  purpose   Franchisor  and  its
affiliates  deem  appropriate  (unless  Franchisor  and its  affiliates  agree otherwise with the supplier).

      11.5  Request for Change of Supplier.  In the event  Franchisee  desires to purchase products,  services,  supplies,  or materials from  manufacturers,
suppliers,   or  distributors   other  than  those   previously   approved  by
Franchisor,   Franchisee  shall,   prior  to  purchasing  any  such  products,
services,  supplies, or materials, give Franchisor a written request to change supplier.  Franchisor  shall notify  Franchisee  in writing of its approval or
rejection  of  the   proposed   supplier   within  a  reasonable   time  after
Franchisor's  completion  of  its  investigation  of  the  proposed  supplier.
Franchisor may from time to time inspect any  manufacturer's,  supplier's,  or
distributor's   facilities   and   products  to  assure   proper   production,
processing,  storing, and transportation of products,  services,  supplies, or materials to be purchased from the manufacturer,  supplier,  or distributor by
Franchisee.  Permission  for  such  inspection  shall  be a  condition  of the
continued   approval  of  such   manufacturer,   supplier,   or   distributor.
Franchisor may, for any reason  whatsoever,  elect to withhold approval of the manufacturer,  supplier,  or  distributor;  however,  in  order  to make  such determination,  Franchisor  may  require  that  samples  from a  proposed  new supplier be delivered to  Franchisor  for testing prior to approval and use. A charge  not to exceed the  actual  cost of the test may be made by  Franchisor and shall be paid by Franchisee.

               12.  MARKS, TRADE NAMES AND PROPRIETARY INTERESTS

      12.1  Marks.  Franchisee  acknowledges  that Franchisor and TQC have the sole right to license and control  Franchisee's use of the Marks and that such
Marks  shall  remain  under the sole and  exclusive  ownership  and control of
Franchisor  and TQC.  Franchisee  acknowledges  that it does not  acquire  any right,  title,  or interest in the Marks except for the right to use the Marks in operating its Restaurant  under this  Agreement.  Franchisee  shall display the Marks prominently at the Restaurant,  on packaging and serving  materials, and in connection with forms,  advertising,  and marketing,  all in the manner
Franchisor  prescribes.  Franchisee  further  agrees  that no Marks other than
"QUIZNO'S,"  "QUIZNO'S  CLASSIC SUBS," or such other  trademarks  specified by
Franchisor  shall  be used in the  marketing,  promotion,  identification,  or operation of the Restaurant,  except with Franchisor's  prior written consent.
Franchisee  may not use any of the Marks,  except as allowed by  Franchisor in writing,  as part of any domain name or electronic address it maintains on the
Internet,  the World  Wide Web,  or any other  similar  proprietary  or common carrier electronic delivery system.

      12.2  Licensed  Methods.  Franchisee  hereby  acknowledges that TQC owns and controls the distinctive plan for establishing,  operating,  and promoting
Restaurants and all related  licensed  methods of doing  business,  previously defined as the  Licensed  Methods,  which  include,  but are not  limited  to, recipes,  menu items,  and cooking  methods;  technical  restaurant  equipment
standards;   order  and  take-out  fulfillment  methods;  customer  relations;
marketing  techniques;  written  promotional  materials and Operations  Manual contents;  advertising;  and accounting systems; all of which constitute trade
secrets  of  TQC  and  have  been  licensed  to  Franchisor,   and  Franchisee
acknowledges  that TQC and  Franchisor  have  valuable  rights  in and to such trade secrets.  Franchisee  further  acknowledges that it has not acquired any right,  title,  or interest in the Licensed  Methods,  except for the right to use the Licensed  Methods in operating  the  Restaurant,  and that any and all innovations,  additions, or improvements made to the Licensed Methods, even if by Franchisee, shall belong to TQC.

      12.3  Trademark  Infringement.  Franchisee  agrees to notify  Franchisor in  writing  of any  possible  infringement  of a Mark or use by  others  of a
trademark   confusingly   similar  to  the  Marks  coming  to  its  attention.
Franchisee  acknowledges  that Franchisor and TQC shall have the sole right to determine  whether  any  action  will be taken  in  response  to any  possible infringement  or illegal  use and to  control  any  action  taken.  Franchisee agrees to fully  cooperate with  Franchisor and TQC in any litigation or other action.

      12.4  Franchisee's   Business   Name.   Franchisee   acknowledges   that
Franchisor  and TQC have a prior  and  superior  claim to the  QUIZNO'S  trade name.  Franchisee  shall not use the word  "QUIZNO'S" in the legal name of its corporation,  partnership,  or any  other  business  entity.  Franchisee  also agrees not to  register  or  attempt  to  register a trade name using the word
"QUIZNO'S" or any portion  thereof in  Franchisee's  name or that of any other person or business entity.

      12.5  Change of  Marks.  In the event  Franchisor  decides  to modify or discontinue  use  of  any  proprietary  Marks,  or to  develop  additional  or substitute marks,  Franchisee shall, within a reasonable time after receipt of written notice,  take such action, at Franchisee's sole expense,  necessary to comply with such  modification,  discontinuation,  addition,  or substitution.
Franchisor  need not reimburse  Franchisee for its direct expenses of changing the  Restaurant's  signs,  for any  loss of  revenue  due to any  modified  or discontinued  Mark,  or for its expenses of promoting a modified or substitute trademark or service mark.

                13.  REPORTS, RECORDS AND FINANCIAL STATEMENTS

      13.1  Franchisee   Reports.   Franchisee   shall  use  the   bookkeeping
services  described in and shall  execute  Exhibit 7 for the first twelve (12)
months  Franchisee's  first  Restaurant is operating.  After that,  Franchisee may discontinue the bookkeeping service ninety (90) days following  completion of the  following:  Franchisee  retains a  full-time  professional  accountant
(approved  in  writing by  Franchisor)  to provide  bookkeeping  services  (at
Franchisee's  expense),  and that  accountant  agrees  in  writing  (on a form acceptable to Franchisor) to provide timely financial  statements  required by this  Section 15.  If Franchisee  fails to provide such  financial  statements more than two (2) times in any twelve (12) month period,  then, in addition to any other  remedies,  Franchisor  may require  Franchisee to use  Franchisor's bookkeeping  services at the then-current  fee.  Franchisee also shall provide to  Franchisor  financial  and  accounting  reports  in the  manner  and  form
Franchisor requires, including:

(26)  Weekly  summary  reports,  submitted  by no later than the Due Date each week  (defined in  Section 5.3)  and  containing  information  relative to the previous weekly reporting period operations;

(27)  Any  other  data,   information,   and  supporting   records  reasonably
requested by  Franchisor  from time to time  (including,  without  limitation, daily and weekly reports of product sales by category);

(28)  Within  fifteen  (15)  days  after  the end of  each  month,  an  income statement of  Franchisee's  Restaurant  for such month and for the fiscal year to date, prepared in accordance with generally accepted accounting  principles
("GAAP") consistently applied, in Franchisor's recommended format; and

(29)  Within  ninety  (90) days  after the end of  Franchisee's  fiscal  year, which shall be the calendar  year,  an income  statement  and balance sheet of
Franchisee's   Restaurant  for  such  fiscal  year  (reflecting  all  year-end adjustments)  and a  statement  of  changes  in cash  flow of the  Restaurant, prepared in  accordance  with GAAP  consistently  applied and in  Franchisor's recommended  format.  Franchisor reserves the right to require that Franchisee have reviewed financial statements prepared on an annual basis.

      13.2  Financial  Records Use and Access.  Franchisor  reserves the right to disclose data derived from all financial and  accounting  reports  received from  Franchisee.  Franchisor  reserves the right to require  that  Franchisee install and maintain a telephone  modem and dedicated  line at the  Restaurant which  Franchisor  may  access to  obtain  sales  information  and data of the
System  (defined in Section  6.7),  and  Franchisee  agrees to cooperate  with
Franchisor's  procedures  regarding the System.  With respect to the operation and  financial  condition  of the  Restaurant,  Franchisee  agrees to  furnish
Franchisor  the  required   financial  and  accounting  reports  in  the  form
prescribed by  Franchisor,  which may include,  without  limitation,  computer diskette, electronic mail, and facsimile transmission.

      13.3  Books  and  Records.  Franchisee  shall  maintain  all  books  and records for its Restaurant in accordance  with GAAP  consistently  applied and preserve such records,  including cash register tapes,  shift reports,  weekly operating  summaries,  and sales  tax  returns,  for at least  three (3) years after the fiscal year to which they relate.

      13.4  Audit of Books and Records.  Franchisee  shall  permit  Franchisor or its  representatives  to  inspect  and audit the books and  records  of the
Restaurant  at any  reasonable  time at  Franchisor's  expense.  If any  audit discloses a deficiency in amounts owed to Franchisor,  then such amounts shall become  immediately  payable to Franchisor by  Franchisee,  with interest from the date such  payments  were due at the lesser of two percent  (2%) per month or the maximum commercial  contract interest rate allowed by law. In addition, if such  audit  discloses  that the Gross  Sales of the  Restaurant  have been understated by two (2%) or more during the audit period,  Franchisee shall pay all reasonable costs and expenses  Franchisor incurred in connection with such audit.

                                 14.  TRANSFER

      14.1  Transfer  by  Franchisee.  Franchisee  agrees  that the rights and
duties   created  by  this  Agreement  are  personal  to  Franchisee  (or  its shareholders,  partners,  members,  or owners, if Franchisee is a corporation, partnership,  or limited liability company, or other business entity) and that
Franchisor  has entered  into this  Agreement  in reliance  upon  Franchisor's perceptions  of the  individual  or  collective  character,  skill,  aptitude, attitude,  business  ability,  and financial  capacity of  Franchisee  (or its
shareholders,    partners,   members,   or   owners).   Accordingly,   without
Franchisor's prior written consent,  which will not be unreasonably  withheld, neither this  Agreement  (or any interest in this  Agreement)  nor any part or all of the  ownership  of  Franchisee  may be  transferred.  Any  unauthorized transfer is a breach of this  Agreement,  void,  and of no effect.  As used in this Agreement,  the term  "transfer"  includes  Franchisee's  (or an owner's)
voluntary,  involuntary,  direct, or indirect assignment, sale, gift, or other disposition  of  any  interest  in:  (1) this  Agreement;  (2) the  Franchisee entity;  (3) the  Restaurant  governed  by this  Agreement;  or  (4) all  or a substantial portion of the assets of the Restaurant.

      14.2  Pre-Conditions   to  Franchisee's   Transfer.   Franchisee  agrees
that  there  may  be  no  transfers  before  the  Restaurant  has  opened  for business.  Franchisor  shall not be obligated  to approve a proposed  transfer
unless   Franchisee  (and  its  owners)  are  in  full  compliance  with  this
Agreement.  Franchisor  shall not  unreasonably  withhold  its  approval  of a
proposed  transfer  that  meets  all  the  applicable   requirements  of  this
Section.  The proposed  transferee  and its owners must be individuals of good moral character and otherwise meet Franchisor's then applicable  standards for franchisees.

      If the proposed  transfer is of this Agreement and the Restaurant,  or a controlling  interest  in  Franchisee,  or is one  of a  series  of  transfers
(regardless  of the time period over which these  transfers  take place) which in the aggregate  transfer this  Agreement and the Restaurant or a controlling interest in Franchisee,  all of the following conditions must be met before or concurrently  with the  effective  date of the  transfer:  (a) All amounts due
and  owing   pursuant  to  this   Agreement  or  otherwise  by  Franchisee  to
Franchisor,  its  affiliates,  or third  parties  whose  debts or  obligations
Franchisor has  guaranteed on behalf of Franchisee,  if any, are paid in full;
Franchisee has submitted all required  reports and statements;  and Franchisee has not violated any provision of this Agreement,  the Restaurant's  lease, or any other  agreement  with  Franchisor  during  both the sixty (60) day period before  Franchisee  requested  Franchisor's  consent to the  transfer  and the period  between  Franchisee's  request and the effective date of the transfer;
(b) the proposed  transferee  agrees to operate the  Restaurant  as a QUIZNO'S
Restaurant,   signs  the  then-current  form  of  franchise   agreement,   the
provisions of which may differ  materially from any and all of those contained
in  this  Agreement,   and  satisfactorily   completes  the  initial  training
program;  (c) Franchisee provides written notice to Franchisor at least thirty
(30) days prior to the  proposed  effective  date of the transfer and includes information  reasonably  detailed to enable  Franchisor  to evaluate the terms and  conditions  of the  proposed  transfer,  which at a  minimum  includes  a written  offer  from the  proposed  transferee;  (d) the  proposed  transferee provides  information  to Franchisor  sufficient  for Franchisor to assess the
proposed   transferee's   business   experience,   aptitude,   and   financial
qualification,   and  Franchisor   approves  the  proposed   transferee  as  a
franchisee;  (e) neither  the transferee nor its owners or affiliates  operate
or  have  an  ownership  interest  in  a  Competitive   Business  (defined  in
Section 20.1);  (f) Franchisee's  landlord  allows  Franchisee to transfer the
Restaurant's lease to the transferee;  (g) if Franchisee or its owners finance any part of the purchase  price,  Franchisee  and/or its owners agree that all of  the  transferee's  obligations  under  promissory  notes,  agreements,  or
security   interests  reserved  in  the  Restaurant  are  subordinate  to  the transferee's  obligation to pay fees and other  amounts due to Franchisor  and otherwise to comply with this  Agreement;  (h)  Franchisee  executes a general release,  in a form satisfactory to Franchisor,  of any and all claims against
Franchisor,  its  affiliates,  and their  respective  shareholders,  officers,
directors,    employees,   and   agents;    (i) Franchisee   abides   by   all
post-termination  covenants,  including,  without limitation, the covenant not to compete set forth in Section 20.3;  and (j) if  Franchisee is an individual transferring  this Agreement and the Restaurant to an entity  wholly-owned  by
Franchisee,  Franchisee agrees both to remain  personally  responsible for the entity's  performance of its obligations  under this Agreement and to continue to comply personally with all obligations under this Agreement.

      If  Franchisor  approves  the  proposed  transfer,   Franchisee  or  the
proposed  transferee  will pay Franchisor a transfer fee in an amount equal to twenty-five  percent (25%) of the then-current  Initial  Franchise Fee for the type  of  Restaurant  being  transferred,  which  fee  is  required  to  cover
Franchisor's reasonable expenses related to the transfer,  including training;
provided,  however,  that no transfer  fee will be charged  (and  Franchisor's right of first  refusal  will not apply) for a transfer  by  Franchisee  to an entity  wholly-owned by Franchisee,  between owners of a Franchisee entity, or to a spouse of a  Franchisee  (or owner of the  Franchisee)  upon the death or disability  of  Franchisee  (or owner) so long as the transfer does not result in a change of control of the Franchisee.

      A person will be deemed to have a controlling  interest in Franchisee if that  person has the right to vote  twenty-five  percent  (25%) or more of the voting  securities  or other forms of  ownership  interest  of a  corporation, partnership,  or other form of entity,  or is entitled to receive  twenty-five percent  (25%) or more of the net profits of any such entity,  or is otherwise able to  direct  or  cause  the  direction  of  that  entity's  management  or policies.

      14.3  Franchisor's  Approval  of  Transfer.  Franchisor  has thirty (30)
days  from the  date of the  written  notice  to  approve  or  disapprove,  in writing,  Franchisee's  proposed  transfer.  Franchisee  acknowledges that the proposed  transferee  shall  be  evaluated  by  Franchisor  based  on the same criteria as are currently  being used to assess new  franchisees  and that the proposed transferee shall be provided with such disclosures  required by state
or  federal  law.   Franchisor  may  review  all  information   regarding  the
Restaurant that Franchisee  gives the transferee,  and Franchisor may give the transferee  copies of any reports  that  Franchisee  has given  Franchisor  or
Franchisor has made regarding the Restaurant.

      14.4  Right of First Refusal.  Franchisee  grants to Franchisor a thirty
(30) day right of first refusal to purchase such rights,  interest,  or assets on the same terms and  conditions as are  contained in the written  notice set forth in Section 16.2(c);  provided,  however,  the following additional terms and conditions  shall apply:  (a) the right of first refusal will be effective for  each  proposed  transfer,  and  any  material  change  in  the  terms  or conditions  of the  proposed  transfer  shall be deemed a  separate  offer for which Franchisor shall have a new thirty (30) day right of first refusal;  (b)
the thirty (30) day right of first refusal period will run  concurrently  with the period in which the  Franchisor  has to approve or disapprove the proposed transferee;  (c) if the  consideration  or  manner  of  payment  offered  by a proposed  transferee is such that Franchisor  cannot reasonably be expected to furnish the same,  then  Franchisor  may purchase the interest  proposed to be sold for the reasonable cash equivalent.  If the parties cannot agree within a reasonable time on the cash consideration,  an independent  appraiser shall be designated  by  Franchisor,  whose  determination  will be  binding  upon  the parties;  all  expenses  of  the  appraiser  shall  be  paid  for  equally  by
Franchisor and Franchisee;  and,  despite  subparagraph  (b), Franchisor  will have  fifteen  (15) days  after  determination  of the cash  consideration  to exercise  its right of first  refusal;  and (d) if  Franchisor  chooses not to exercise its right of first refusal,  Franchisee shall be free to complete the transfer subject to compliance with Sections 16.2 and 16.3.

      14.5  Transfer by Franchisor.  Franchisee  acknowledges  that Franchisor maintains  a staff to manage and operate  the  QUIZNO'S  System and that staff members can change from time to time.  Franchisee  represents  that it has not signed this Agreement in reliance on any shareholder,  director,  officer,  or employee  remaining with  Franchisor in that  capacity.  Franchisor may change its  ownership or form and/or assign this  Agreement  and any other  agreement without restriction.

      14.6  Franchisee's  Death or  Disability.  Upon the  death or  permanent disability of Franchisee (or an individual  controlling a Franchisee  entity), the  personal  representative  of  such  person  shall  transfer  Franchisee's interest in this  Agreement or such  interest in the  Franchisee  entity to an approved  third party.  Such  disposition  of this  Agreement or such interest
(including,  without limitation,  transfer by bequest or inheritance) shall be completed  within a reasonable  time,  not to exceed one hundred  twenty (120)
days  from the  date of death or  permanent  disability  (unless  extended  by probate  proceedings),  and  shall be  subject  to all  terms  and  conditions applicable to transfers contained in this Section 16; provided,  however, that for  purposes  of this  Section,  there  shall be no  transfer  fee charged by
Franchisor.  Failure to transfer the interest within said period of time shall constitute a breach of this Agreement.  The term "permanent  disability" shall mean a  mental  or  physical  disability,  impairment,  or  condition  that is reasonably  expected to prevent or actually  does  prevent  Franchisee  (or an owner  controlling a Franchisee  entity) from  supervising  the management and operation  of the  Restaurant  for a period of one hundred  twenty  (120) days from the onset of such  disability,  impairment,  or condition.  In any event, the Restaurant  shall at all times be managed by a Designated  Manager who has complied with all of  Franchisor's  training  requirements,  regardless of any death or permanent disability covered by this Section.

                             15.  TERM AND RENEWAL

      15.1  Term.  The  primary  term of this  Agreement  is for a  period  of fifteen (15) years from the Effective Date, unless sooner terminated.

      15.2  Renewal.  At the end of the primary  term,  Franchisee  shall have the option to renew its franchise  rights for an additional  fifteen (15) year term, so long as Franchisee:

(30)  Has complied with all  provisions of this  Agreement  during the primary term,  including  the  payment on a timely  basis of all  Royalties  and other fees.  "Compliance"  shall  mean,  at  a  minimum,  that  Franchisee  has  not received written  notification  from Franchisor of a breach more than four (4)
times during the primary term;

(31)  Is not in default or under  notification  of breach of this Agreement at the time it gives notice under Section 17.3;

(32)  Agrees to upgrade  and  remodel  the  Restaurant  at  Franchisee's  sole expense (the  necessity of which shall be at  Franchisor's  option) to conform with the then-current Operations Manual requirements;

(33)  Executes a general  release,  in a form  satisfactory to Franchisor,  of any and all claims against  Franchisor and its affiliates and their respective shareholders,  officers,  directors,  employees,  and agents arising out of or relating to this Agreement or the parties' relationship; and

(34)  Executes the then-current form of Franchise  Agreement,  which agreement
may  contain  terms  materially   different  from  those  in  this  Agreement,
including  terms  changing  the Royalty and other fee amounts;  provided  that
Franchisee shall not be required to pay a new Initial Franchise Fee.

      15.3  Exercise of Renewal.  Franchisee  may exercise its option to renew by giving  written notice of such exercise to Franchisor not more than one (1)
year nor less than one hundred  eighty (180) days prior to the  expiration  of the primary  term.  Franchisee  must also pay a One Thousand  Dollar  ($1,000)
renewal fee to Franchisor  concurrently with the execution of the then-current
Franchise  Agreement  to cover  Franchisor's  expenses  related  to  reviewing
Franchisee's  operations  and  approving the renewal.  If Franchisee  fails to comply with any of the  conditions  listed above (other than  execution of the new Franchise Agreement or payment of the renewal fee),  Franchisor shall give notice to that  effect to  Franchisee  no later than  ninety  (90) days before expiration of the primary term.

                         16.  DEFAULT AND TERMINATION

      16.1  Termination  by  Franchisee.  Franchisee  shall  have the right to terminate  this Agreement if Franchisor  materially  fails to comply with this
Agreement  and  fails  to cure its  default  within  thirty  (30)  days  after delivery of written  notice of the default  from  Franchisee.  Notwithstanding the  foregoing,  if the  breach is  curable  but is of a nature  which  cannot reasonably  be cured  within such thirty  (30) day period and  Franchisor  has commenced  and is  continuing  to make good faith  efforts to cure the breach,
Franchisor shall be given an additional  reasonable period of time to cure the same, and this Agreement  shall not terminate.  Any  termination by Franchisee other than in  accordance  with this Section will be deemed a  termination  by
Franchisee without cause.

      16.2  Termination  by  Franchisor - Effective  Upon  Notice.  Franchisor
shall have the right,  at its option,  to  terminate  this  Agreement  and all rights granted  Franchisee,  without  affording  Franchisee any opportunity to cure any  default  (subject to any state laws to the  contrary,  in which case state  law  shall  prevail),  effective  upon  delivery  to  Franchisee  of  a termination notice, upon the occurrence of any of the following events:

            (10   Unauthorized  Opening.  If Franchisee  begins  operating the
Restaurant  without having obtained  Franchisor's  prior written  consent,  as required in Section 6.9;

(35)  Unauthorized   Disclosure.   If   Franchisee   or   any   person   under
Franchisee's   control   intentionally   or   negligently   discloses  to  any
unauthorized person, or copies or reproduces,  the contents or any part of the
Operations  Manual or any other trade secrets or  confidential  information of
Franchisor or TQC;

(36)  Fraud or Conduct  Affecting the Marks.  If  Franchisee  commits fraud in connection  with the  purchase or  operation  of the  Restaurant  or otherwise engages  in conduct  that,  in the sole  judgment  of  Franchisor,  materially impairs the goodwill associated with the Marks;

(37)  Abandonment.   If  Franchisee   ceases  to  operate  the  Restaurant  or
otherwise  abandons the Restaurant for a period of five (5) consecutive  days, or any shorter  period that  indicates an intent by Franchisee to  discontinue operation  of the  Restaurant,  unless  and  only  to  the  extent  that  full operation of the  Restaurant  is suspended or terminated  due to fire,  flood, earthquake,  or other  similar  causes  beyond  Franchisee's  control  and not related to the availability of funds to Franchisee;

(38)  Insolvency;   Assignments.   If  Franchisee   becomes  insolvent  or  is
adjudicated  a bankrupt;  or any action is taken by  Franchisee,  or by others against Franchisee,  under any insolvency,  bankruptcy,  or reorganization act
(this  provision  might not be enforceable  under federal  bankruptcy  law, 11
U.S.C.  §101 et seq.); or if Franchisee  makes an assignment for the benefit of creditors; or a receiver is appointed for Franchisee;

(39)  Unsatisfied Judgments;  Levy; Foreclosure.  If any material judgment (or several  judgments  which in the aggregate  are material) is obtained  against
Franchisee  and  remains  unsatisfied  or of record  for  thirty  (30) days or longer  (unless a  supersedeas  or other  appeal bond has been  filed);  or if execution is levied against Franchisee's  business or any of the property used in operating the Restaurant and is not discharged  within five (5) days; or if the real or personal  property of  Franchisee's  business  shall be sold after levy by any sheriff, marshall, or constable;

(40)  Criminal  Conviction.  If Franchisee  (or any of its Bound  Parties,  as
defined in Section  20.1) is convicted of a felony,  a crime  involving  moral turpitude,  or any crime or offense  reasonably likely, in the sole opinion of
Franchisor,  to materially and unfavorably affect the Licensed Methods, Marks, and associated goodwill and reputation;

(41)  Failure to Make  Payments.  If  Franchisee  fails to pay any amounts due
Franchisor  or its  affiliates  within ten (10) days after  delivery of notice that such fees or amounts are overdue;

(42)  Financial  Reporting.  If Franchisee  intentionally  underreports  Gross
Sales in any amount or  negligently  underreports  Gross Sales by five percent
(5%) or more during any reporting period;

(43)  Failure to Complete  Training or Open.  If  Franchisee  (or its Managing
Owner and Designated  Manager) fails to complete the initial  training program to  Franchisor's  satisfaction  or to commence  operations  of the  Restaurant within the required time period;

(44)  Misuse of Marks. If Franchisee  misuses or fails to follow  Franchisor's directions  and  guidelines  concerning  use of the Marks and fails to correct the misuse or  failure  within ten (10) days  after  delivery  of notice  from
Franchisor;

(45)  Repeated  Noncompliance.  If Franchisee  has received  three (3) notices of default from  Franchisor  within a twelve (12) month period,  regardless of whether the defaults were cured by Franchisee;

(46)  Right to  Possession  of  Property.  If  Franchisee  loses  the right to occupy the  Restaurant's  premises  because of its default  under the lease or
Sublease or defaults  under any  agreement  related to use or operation of the
Restaurant; or

(47)  Unauthorized  Transfer.  If Franchisee  sells,  transfers,  or otherwise assigns the  franchise,  an interest in the  franchise or  Franchisee  entity, this Agreement, the Restaurant,  or a substantial portion of the assets of the
Restaurant without complying with the provisions of Section 16.

      16.3  Termination by Franchisor - Thirty Days Notice.  Franchisor  shall have the right to terminate this  Agreement  (subject to any state laws to the contrary,  in which case state law shall prevail),  effective upon delivery of thirty (30) days' prior written notice to Franchisee,  if Franchisee  breaches any other  provision  of this  Agreement,  including,  but not  limited to, if
Franchisee fails to comply with the Operations  Manual,  and fails to cure the default  during such thirty (30) day  period.  In that event,  this  Agreement
will  terminate   without   further  notice  to  Franchisee,   effective  upon
expiration of the thirty (30) day period.  Notwithstanding  the foregoing,  if the breach is curable,  but is of a nature  which cannot  reasonably  be cured within  such  thirty  (30) day  period and  Franchisee  has  commenced  and is continuing to make good faith efforts to cure the breach,  Franchisee shall be given an  additional  reasonable  period  of time to cure the  same,  and this
Agreement shall not terminate.

      16.4  Late  Fee.  In  addition  to  its  other   rights  and   remedies,
Franchisor may charge  Franchisee a late fee of one hundred dollars ($100) per
violation  by  Franchisee  of  any  term  or  condition  of  this   Agreement,
including,  without  limitation,  failure to pay (or to have adequate  amounts available  for  electronic  transfer  for)  amounts  owed  Franchisor  or  its affiliates  or failure to timely  provide  required  reports.  This fee may be changed or eliminated by Franchisor.

      16.5  Failure  to Comply  with  Reporting  Requirements.  If  Franchisee
fails  to  prepare  and  submit  any  statement  or  report   required   under
Section 15,  then  Franchisor  shall  have the  right  to  treat  Franchisee's failure as good cause for  termination of this  Agreement.  In addition to all other remedies available to Franchisor,  in the event that Franchisee fails to prepare and submit any statement or report  required under  Section 15 for two
(2) consecutive  reporting  periods,  Franchisor  shall be entitled to make an audit,  at the expense of Franchisee,  of  Franchisee's  books,  records,  and accounts,  including  Franchisee's  bank  accounts.  The statements or reports not  previously  submitted  shall be  prepared by or under the  direction  and
supervision  of  an  independent   certified  public  accountant  selected  by
Franchisor.  In  addition  to its other  rights and  remedies,  if  Franchisee fails to comply with the reporting  requirements under Section 15,  Franchisor shall have the right to  collect,  in  addition  to the late fee,  Six Hundred
Fifty  Dollars  ($650) per week for Royalty  payments and One Hundred  Dollars
($100) per week for  advertising  payments (or a greater  amount if Franchisor reasonably  estimates that the  Restaurant is generating  higher Gross Sales), provided  that any  amounts  will be  reconciled  and  adjusted as needed when
Franchisor receives actual Gross Sales amounts.

      16.6  Right  to  Repurchase.  Except  in the  case  of a  renewal  under
Section 17, upon  termination  or expiration of this Agreement for any reason,
Franchisor  shall have the option to purchase the Restaurant,  or a portion of the assets of the Restaurant  (including any  furniture,  fixtures,  equipment and  improvements),  and which may include,  at  Franchisor's  option,  all of
Franchisee's  leasehold  interest  in and to the real  estate  upon  which the
Restaurant is located,  but not including any other interest in real property.
The purchase  price for the assets to be  transferred  will be thirty  percent
(30%) of the Gross Sales of the  Restaurant  during the twelve  (12)  calendar months  immediately  preceding the date of  termination or expiration and will be adjusted by setting off any amount then owing by  Franchisee  to Franchisor
or  its  affiliates,   including  any  amounts  paid  by  Franchisor  to  cure
Franchisee's  defaults with third  parties such as landlords  (the decision to pay such cure amounts to be the sole  decision of  Franchisor).  The following additional terms shall apply to Franchisor's exercise of this option:

(48)  Franchisor's  option shall be exercisable by providing  Franchisee  with written  notice of its  intention  to  exercise  the  option no later than the effective date of termination,  in the case of termination  (unless Franchisee terminates  without notice or Franchisor  terminates for cause,  in which case
Franchisor  shall have thirty (30) days after  receipt of actual notice of the termination  or such  additional  time as is  reasonably  necessary  given the circumstances),  or at least thirty (30) days prior to the  expiration  of the term of the franchise, in circumstances where no renewal is granted;

(49)  Franchisor  and  Franchisee  agree that the terms and conditions of this right and  option to  purchase  may be  recorded,  if  deemed  appropriate  by
Franchisor,  in the real  property  records,  and  Franchisor  and  Franchisee further  agree to execute such  additional  documentation  as may be necessary and appropriate to effectuate such recording;

(50)  The  closing for the  purchase  will take place no later than sixty (60)
days after delivery of written notice of  Franchisor's  exercise of its option is given to Franchisee.  Franchisor has the unrestricted  right to assign this option to  purchase at any time.  Franchisor  will pay the  purchase  price in full at the closing or, at its option,  in twenty-four (24) equal  consecutive monthly installments,  with interest at a rate equal to the prime lending rate as of the  closing at  Franchisor's  primary  bank.  Franchisee  must sign all documents of transfer  reasonably  necessary for purchase of the Restaurant by
Franchisor,  which documents shall include all customary  representations  and warranties  from  Franchisee  as to ownership  and condition of, and title to,
the  assets  of  the  Restaurant  being   transferred.   All  assets  must  be
transferred free and clear of all liens and  encumbrances,  with all sales and transfer  taxes paid by  Franchisee.  Franchisee  and its owners further agree to sign general  releases,  in a form  satisfactory to Franchisor,  of any and all claims  against  Franchisor  and its  shareholders,  officers,  directors, employees, agents, successors, and assigns; and

(51)  Franchisee  agrees that it shall be obligated to operate the Restaurant, according to this Agreement's terms,  during the period in which Franchisor is deciding  whether to  exercise  its option to  purchase  and until the closing takes  place,  and that a  condition  to  closing is that the  Restaurant  has remained open during that time period.  Franchisor  may decide not to exercise its option to purchase at any time before  closing if it  determines  that any of the conditions noted above have not been or cannot be satisfied.

      In the event that  Franchisor  does not exercise its right to repurchase
Franchisee's  Restaurant as set forth above,  Franchisee  will be free,  after such  termination or expiration,  to keep or to sell to any third party all of the physical assets of its Restaurant;  provided,  however, that all Marks are first removed in a manner approved in writing by Franchisor.

      16.7  Obligations  of  Franchisee  Upon  Termination  or  Expiration.
Franchisee is obligated  upon  termination  or expiration of this Agreement to immediately:

(52)  Pay  all  Royalties  and  other  amounts  then  owed  Franchisor  or its affiliates pursuant to this Agreement or otherwise;

(53)  Cease  identifying  itself as a QUIZNO'S  franchisee and cease using any
Marks,  trade  secrets,  signs,  symbols,   devices,  trade  names,  or  other
materials of Franchisor or TQC;

(54)  Immediately  cease to identify  the  Franchised  Location  as being,  or having been,  associated with Franchisor and immediately cease using the Marks and Licensed Methods;

(55)  Deliver to  Franchisor  all signs,  sign-faces,  advertising  materials, forms,  and other materials  bearing any of the Marks or otherwise  identified with Franchisor;

(56)  Immediately  deliver to Franchisor the  Operations  Manual and all other information,  documents,  and copies which are  proprietary  to Franchisor and
TQC;

(57)  Promptly take such action  required to cancel all  fictitious or assumed name or equivalent  registrations  relating to its use of any Marks or, at the option of Franchisor, assign the same to Franchisor;

(58)  Notify the telephone company and all telephone  directory  publishers of the  termination  or  expiration  of  Franchisee's  right to use any telephone number and any regular,  classified,  or other  telephone  directory  listings associated  with any Mark and to authorize their transfer to Franchisor or its
designee.   Franchisee   acknowledges   that,   as  between   Franchisee   and
Franchisor,  Franchisor  has the sole rights to and interest in all telephone, telecopy,  or facsimile machine numbers and directory listings associated with any Mark.  Franchisee  authorizes  Franchisor,  and hereby appoints Franchisor and any of its  officers  as  Franchisee's  attorney-in-fact,  to  direct  the telephone  company and all  telephone  directory  publishers  to transfer  any telephone,  telecopy,  or facsimile  machine  numbers and  directory  listings relating to the  Restaurant to Franchisor or its designee,  should  Franchisee fail  or  refuse  to do so,  and  the  telephone  company  and  all  telephone
directory   publishers   may  accept  such  direction  or  this  Agreement  as
conclusive of  Franchisor's  exclusive  rights in such  telephone  numbers and directory listings and Franchisor's authority to direct their transfer; and

(59)  Abide by all  restrictive  covenants  set  forth in  Section  20 of this
Agreement.
      16.8  State  and  Federal  Law.  THE  PARTIES   ACKNOWLEDGE   THAT,   IN
THE  EVENT   THAT  THE   TERMS  OF  THIS   AGREEMENT   REGARDING   TERMINATION
OR  EXPIRATION  ARE  INCONSISTENT   WITH  APPLICABLE  STATE  OR  FEDERAL  LAW,
SUCH  LAW  SHALL  GOVERN   FRANCHISEE'S   RIGHTS   REGARDING   TERMINATION  OR
EXPIRATION  OF  THIS  AGREEMENT.

      16.9  Assumption of  Management.  Franchisor  has the right (but not the obligation),  under the circumstances described below, to enter the Restaurant
and  assume  the  Restaurant's   management  for  any  time  period  it  deems
appropriate.  If Franchisor  assumes the Restaurant's  management,  Franchisee must pay  Franchisor  (in addition to the Royalty and  Marketing and Promotion
Fee) three percent (3%) of the  Restaurant's  Gross Sales,  plus  Franchisor's direct  out-of-pocket  costs and  expenses,  during this time.  If  Franchisor assumes the Restaurant's  management,  Franchisee acknowledges that Franchisor will have a duty to utilize only reasonable  efforts and will not be liable to
Franchisee or its owners for any debts,  losses, or obligations the Restaurant incurs,  or to any of Franchisee's  creditors for any supplies or services the
Restaurant purchases, while Franchisor manages it.

      Franchisor may assume the  Restaurant's  management  under the following circumstances:

            (10   if Franchisee abandons the Restaurant; or

            (20   if  Franchisee  fails to comply with any  provision  of this
      Agreement  and  does  not  cure  the  failure  within  the  time  period
      Franchisor specifies in its notice to Franchisee.

The exercise of Franchisor's  rights under  subparagraphs  (a) or (b) will not affect Franchisor's right to terminate this Agreement.

                          17.  BUSINESS RELATIONSHIP

      17.1  Independent  Businesspersons.  The parties agree that each of them is an  independent  businessperson,  their only  relationship  is by virtue of
this  Agreement,   and  no  fiduciary   relationship  is  created  under  this
Agreement.  Neither  party is liable or  responsible  for the other's debts or obligations,  nor shall  either  party be  obligated  for any  damages  to any person or property directly or indirectly  arising out of the operation of the other party's  business.  Franchisor and Franchisee agree that neither of them will hold  themselves out to be the agent,  employer,  or partner of the other and that  neither  of them has the  authority  to bind or incur  liability  on behalf of the other.

      17.2  Payment  of Third  Party  Obligations.  Franchisor  shall  have no liability for  Franchisee's  obligations to pay any third parties,  including, without  limitation,  any product  vendors,  or for any sales,  use,  service, occupation,  excise, gross receipts,  income,  property, or other taxes levied upon  Franchisee,  Franchisee's  property,  the  Restaurant,  or Franchisor in connection  with the sales made or business  conducted by  Franchisee  (except any taxes  Franchisor  is  required  by law to collect  from  Franchisee  with respect to purchases from Franchisor).

      17.3  Indemnification.  Franchisee  agrees  to  indemnify,  defend,  and hold  harmless  Franchisor,  TQC,  and their  affiliates,  and the  respective
shareholders,   directors,   officers,   employees,  agents,  successors,  and
assignees  of  Franchisor,   TQC,  and  their  affiliates  (the  ''Indemnified
Parties"),  against, and to reimburse them for, all claims,  obligations,  and damages  described in this Section 19.3,  any and all third party  obligations described in Section 19.2,  and any and all claims and liabilities directly or indirectly  arising out of the  operation of the  Restaurant or the use of the
Marks  and  Licensed  Methods  in any  manner,  unless  (and  then only to the extent) caused by the  Indemnified  Party's  negligence.  For purposes of this indemnification,  claims  shall mean and include all  obligations,  actual and consequential  damages,  and costs  reasonably  incurred in the defense of any
claim  against  the  Indemnified  Parties,   including,   without  limitation,
reasonable  accountants',  attorneys',  and  expert  witness  fees,  costs  of investigation and proof of facts, court costs, other litigation expenses,  and travel and living  expenses.  Each  Indemnified  Party shall have the right to defend  any  such  claim  against  it at  Franchisee's  expense  and  agree to settlements or take any other  remedial,  corrective,  or other actions.  This
indemnity  shall  continue  in  full  force  and  effect   subsequent  to  and
notwithstanding the expiration or termination of this Agreement.

                          18.  RESTRICTIVE COVENANTS

      18.1  Non-Competition  During Term.  Franchisee  acknowledges  that,  in
addition  to  the  license  of  the  Marks,   Franchisor   also  has  licensed
commercially  valuable  information  which  comprises  the  Licensed  Methods,
including,  without  limitation,   operations,   marketing,  advertising,  and
related  information  and  materials,  and that the value of this  information arises  not only  from  the  time,  effort,  and  money  which  went  into its compilation but also from the usage by all franchisees.  Franchisee  therefore agrees  that,  other  than  the  Restaurant,  neither  Franchisee  nor  any of
Franchisee's officers,  directors,  shareholders,  members,  partners or other
owners,   nor  any  spouse  of   Franchisee   or  any  of  these   individuals
(collectively, "Bound Parties"), shall during the term of this Agreement:

(60)  have any direct or indirect  interest as a disclosed or beneficial owner in a "Competitive Business," as defined below, wherever located or operating;

(61)  perform services as a director, officer, manager, employee,  consultant, representative,  agent,  or otherwise  for a  Competitive  Business,  wherever located or operating;

(62)  divert or  attempt  to divert any  business  related to the  Restaurant,
Franchisor's  business,  or any other QUIZNO'S franchisee by direct inducement or  otherwise,  or divert or attempt to divert the  employment of any employee of Franchisor, TQC, or another franchisee, to any Competitive Business; or

(63)  directly or  indirectly  solicit or employ any person who is employed by
Franchisor or TQC.

      The term "Competitive  Business," as used in this Agreement,  shall mean any  business  operating,  or  granting  franchises  or  licenses to others to operate,  a restaurant or other food service  business  deriving more than ten percent (10%) of its gross receipts,  excluding gross receipts relating to the sale of alcoholic beverages,  from the sale of submarine,  hoagie,  hero-type, and/or deli-style  sandwiches (other than another QUIZNO'S Restaurant operated by  Franchisee);  provided,  however,  neither  Franchisee nor the other Bound
Parties shall be prohibited from owning  securities in a Competitive  Business if  such  securities  are  listed  on  a  stock  exchange  or  traded  on  the over-the-counter  market and represent five percent (5%) or less of that class of securities  issued and outstanding.  Franchisee agrees that nothing in this
Section 20 shall be construed to grant Franchisee any protected territory.

      18.2  Branded  Business.  During  the  term of this  Agreement,  neither
Franchisee  nor any other Bound Party will  operate,  directly or  indirectly, any Branded Business within a one-quarter  (1/4) mile radius of the Restaurant without  the  written  consent  of  Franchisor,  which  consent  shall  not be
unreasonably   withheld.  The  term  "Branded  Business"  means  any  business marketed by a franchisor or chain under a locally,  regionally,  or nationally known or registered trademark or service mark.

      18.3  Post-Termination  Covenant  Not to  Compete.  For a period  of two
(2)  years  from the  effective  date of  termination  or  expiration  of this
Agreement for any reason,  or the date on which Franchisee and all other Bound
Parties  begin to  comply  with this  Section,  whichever  is  later,  neither
Franchisee  nor any other  Bound  Party  shall  have any  direct  or  indirect interest as a disclosed or  beneficial  owner,  investor,  partner,  director,
officer,  employee,  consultant,   representative,  agent,  or  in  any  other
capacity in any Competitive  Business  located or operating  within a five (5)
mile  radius  of the  former  Franchised  Location  or  within a five (5) mile radius  of  any  other  QUIZNO'S  Restaurant  existing  on  the  later  of the effective  date of  termination or expiration of this Agreement or the date on which  Franchisee  and all  other  Bound  Parties  begin to  comply  with this
Section.  The  restrictions  of this Section  shall not be  applicable  to the ownership  of shares of a class of  securities  listed on a stock  exchange or traded on the  over-the-counter  market that  represent  five  percent (5%) or less  of the  number  of  shares  of  that  class  of  securities  issued  and outstanding.  Franchisee  and the other Bound  Parties  expressly  acknowledge that they  possess  skills and  abilities  of a general  nature and have other opportunities  for exploiting  such skills.  Consequently,  enforcement of the covenants  made in this  Section  will  not  deprive  them of  their  personal goodwill or ability to earn a living.

      18.4  Additional   Remedies  for  Breach.   In  addition  to  any  other
remedies or damages allowed under this Agreement,  if Franchisee  breaches the covenants  set forth in Sections  20.1,  20.2, or 20.3,  Franchisee  shall pay
Franchisor a fee equal to Franchisor's  then-current Initial Franchise Fee for each  Competitive  Business or Branded  Business  opened in  violation  of the covenants,  plus eight  percent  (8%) of such  Business’s  gross  sales  until expiration of the noncompetition period set forth in Section 20.3.

      18.5  Confidentiality  of  Proprietary  Information.   Franchisee  shall
treat all  information  it  receives  which  comprises  the  Licensed  Methods
(including,  without  limitation,  the Operations  Manual) as proprietary  and confidential  and  not use  such  information  in an  unauthorized  manner  or disclose the same to any unauthorized person.  Franchisee agrees that all such material is the sole property of Franchisor and TQC.  Franchisee  acknowledges that the Marks and the Licensed  Methods have  valuable  goodwill  attached to them,  that  their  protection  and  maintenance  are  essential  to  TQC  and
Franchisor,  and that any  unauthorized  use or  disclosure  of the  Marks and
Licensed  Methods will result in irreparable  harm to TQC and Franchisor.  All ideas,  concepts,  techniques,  or materials concerning a QUIZNO'S Restaurant, whether or not  protectable  intellectual  property and whether  created by or for  Franchisee  or its owners or  employees,  must be promptly  disclosed  to
Franchisor  and will be  deemed  Franchisor's  and  TQC's  sole and  exclusive property,  part of the QUIZNO'S System,  and works  made-for-hire  for TQC and
Franchisor.   To  the   extent   any  item  does  not   qualify   as  a  "work
made-for-hire"  for TQC and Franchisor,  Franchisee  assigns ownership of that item,  and all related  rights to that item,  to TQC and  Franchisor  and must sign whatever  assignment or other  documents  TQC and  Franchisor  request to show  ownership or to help TQC and  Franchisor  obtain  intellectual  property rights in the item.

      18.6  Confidentiality  Agreement.   Franchisor  reserves  the  right  to
require  that  Franchisee  cause  each of its  Bound  Parties  and  Designated
Managers (and, if applicable,  the spouse of a Designated  Manager) to execute
a   Nondisclosure   and   Noncompetition   Agreement   containing   the  above
restrictions in a form approved by Franchisor.

                                 19.  DISPUTES

      19.1  Governing  Law/Consent  to Venue and  Jurisdiction.  Except to the
extent  governed by the United  States  Trademark  Act of 1946 (Lanham Act, 15
U.S.C.  §1051  et  seq.) or  other  federal  law,  this  Agreement  shall be interpreted  under the laws of the State of Colorado,  and any dispute between the parties,  whether arising under this Agreement or from any other aspect of the parties'  relationship,  shall be governed by and determined in accordance with the substantive  laws of the State of Colorado,  which laws shall prevail in  the  event  of  any  conflict  of  law.  Franchisee  and  Franchisor  have negotiated  regarding a forum in which to resolve any disputes arising between them and have agreed to select a forum in order to promote  stability in their relationship.  Therefore,  if a claim  is  asserted  in any  legal  proceeding involving  Franchisee  or any Bound Party and  Franchisor,  the parties  agree that the  exclusive  venue for disputes  between them shall be in the District
Court  for the  City &  County  of  Denver,  Colorado,  or the  United  States
District  Court for the  District  of  Colorado,  and each  party  waives  any objection  it  might  have to the  personal  jurisdiction  of or venue in such courts.

      19.2  Waiver  of Jury  Trial.  Franchisor,  Franchisee,  and  the  Bound
Parties  each  waive  their  right to a trial by jury.  Franchisee,  the Bound
Parties,  and Franchisor  acknowledge  that the parties'  waiver of jury trial rights provides the parties with the mutual benefit of uniform  interpretation of this Agreement and resolution of any dispute  arising out of this Agreement or any aspect of the parties'  relationship.  Franchisee,  the Bound  Parties, and  Franchisor  further  acknowledge  the receipt and  sufficiency  of mutual consideration for such benefit.

      19.3  Remedies.  Except as set forth in  Section  21.4,  the court  will
have  the  right  to  award  any   relief   which  it  deems   proper  in  the
circumstances,  including, without limitation, money damages (with interest on unpaid  amounts  from the  date  due),  lost  profits,  specific  performance, injunctive  relief,  and attorneys' fees and costs. The parties agree that any claim for lost  earnings  or  profits  by  Franchisee  shall be  limited  to a maximum  amount equal to the net profits of the  Restaurant for the prior year as shown on  Franchisee's  federal  income tax  return.  The  parties  further agree that,  in addition to such other damages  awarded by the court,  if this
Agreement is terminated because of a Franchisee  default,  Franchisee shall be liable to  Franchisor  for a lump sum amount equal to the net present value of the Royalties  and  Marketing  and  Promotion  Fees that would have become due following  termination of this  Agreement for the period this Agreement  would
have  remained  in  effect  but  for  Franchisee's   default.   Royalties  and
Marketing and Promotion  Fees for purposes of this Section shall be calculated based on the  Restaurant's  average  monthly  Gross  Sales for the twelve (12)
months preceding the termination date.

      19.4  Limitation of Claims.  Franchisee  and the Bound Parties agree not to bring any claim  asserting  that any of the Marks are generic or  otherwise invalid.  Except with regard to Franchisee's  obligation to pay Franchisor and its  affiliates  Royalty  payments,  the Marketing and Promotion Fee and other advertising  fees,  and other  payments due from  Franchisee  pursuant to this
Agreement  or  otherwise,  any claims  between the parties  must be  commenced within one (1) year from the date on which the party  asserting the claim knew or should  have known of the facts  giving  rise to the  claim,  or such claim shall be barred.  The parties understand that such time limit might be shorter than  otherwise  allowed by law.  Franchisee  and the Bound Parties agree that their sole  recourse for claims  arising  between the parties shall be against
Franchisor or its  successors  and assigns.  Franchisee  and the Bound Parties agree that the shareholders,  directors,  officers,  employees,  and agents of
Franchisor  and its affiliates  shall not be personally  liable nor named as a party in any action  between  Franchisor  and  Franchisee  or any Bound Party;
provided that this shall not preclude claims  Franchisee has directly  against an Area  Director.  Franchisor,  Franchisee,  and the  Bound  Parties  further agree that, in connection with any such  proceeding,  each must submit or file any claim which would  constitute  a  compulsory  counterclaim  (as defined by
Rule13 of the Federal Rules of Civil  Procedure)  within the same  proceeding as the claim to which it  relates.  Any such claim which is not  submitted  or filed as described  above will be forever  barred.  The parties agree that any proceeding will be conducted on an individual,  not a class-wide,  basis,  and that a proceeding  between  Franchisor and Franchisee or the Bound Parties may not be consolidated with another  proceeding  between Franchisor and any other person  or  entity.  No party  will be  entitled  to an award of  punitive  or exemplary  damages (provided that this limitation shall not apply to statutory penalties  such as those  set  forth in 15  U.S.C.  §  1117(a)).  No  previous course of dealing shall be admissible to explain,  modify,  or contradict  the terms of this  Agreement.  No implied  covenant of good faith and fair dealing shall be used to alter the express terms of this Agreement.

                            20.  SECURITY INTEREST

      20.1  Collateral.  Franchisee  grants  Franchisor  a  security  interest
("Security Interest") in all of the furniture,  fixtures,  equipment, signage, and realty  (including  Franchisee's  interests  under all real  property  and personal  property  leases)  of the  Restaurant,  together  with  all  similar
property  now  owned  or   hereafter   acquired,   additions,   substitutions,
replacements,  proceeds,  and  products  thereof,  wherever  located,  used in connection  with the  Restaurant.  All items in which a security  interest  is granted are referred to as the "Collateral."

      20.2  Indebtedness  Secured.  The Security Interest is to secure payment of the following (the "Indebtedness"):

(64)  All amounts due under this Agreement or otherwise by Franchisee;

(65)  All sums which Franchisor may, at its option,  expend or advance for the maintenance,  preservation,  and  protection  of  the  Collateral,  including, without limitation,  payment of rent, taxes,  levies,  assessments,  insurance premiums,  and  discharge  of  liens,  together  with  interest,  or any other property given as security for payment of the Indebtedness;

(66)  All expenses,  including  reasonable  attorneys'  fees, which Franchisor incurs in connection  with collecting any or all  Indebtedness  secured hereby or in enforcing or protecting its rights under the Security  Interest and this
Agreement; and

(67)  All  other   present  or  future,   direct  or  indirect,   absolute  or
contingent,  liabilities,  obligations,  and  indebtedness  of  Franchisee  to
Franchisor  or  third-parties  under  this  Agreement,  however  created,  and specifically  including  all or  part  of any  renewal  or  extension  of this
Agreement,  whether or not  Franchisee  executes  any  extension  agreement or renewal instruments.

      20.3  Additional  Documents.  Franchisee  will  from  time  to  time  as required by  Franchisor  join with  Franchisor  in  executing  any  additional documents  and  one or  more  financing  statements  pursuant  to the  Uniform
Commercial Code (and any assignments,  extensions,  or modifications  thereof)
in form satisfactory to Franchisor.

      20.4  Possession  of  Collateral.   Upon  default  and   termination  of
Franchisee's rights under this Agreement,  Franchisor shall have the immediate right to possession and use of the Collateral.

      20.5  Remedies  of  Franchisor  in Event of Default.  Franchisee  agrees that,  upon the  occurrence  of any default set forth  above,  the full amount remaining  unpaid  on  the  Indebtedness  secured  shall,  at  the  option  of
Franchisor  and  without  notice,  become  due and  payable  immediately,  and
Franchisor  shall then have the rights,  options,  duties,  and  remedies of a secured  party  under,  and  Franchisee  shall have the rights and duties of a debtor under,  the Uniform  Commercial  Code of Colorado,  including,  without limitation,  Franchisor's  right  to take  possession  of the  Collateral  and without  legal  process  to enter any  premises  where the  Collateral  may be found.  Any  sale  of the  Collateral  may be  conducted  by  Franchisor  in a commercially  reasonable  manner.  Reasonable  notification  of the  time  and place of any sale shall be satisfied by mailing to Franchisee  pursuant to the notice provisions set forth below.

      20.6  Special Filing as Financing  Statement.  This  Agreement  shall be deemed a Security Agreement and a Financing  Statement.  This Agreement may be
filed  for  record  in the real  estate  records  of each  county in which the
Collateral,  or any  part  thereof,  is  situated  and may  also be filed as a
Financing  Statement  in the  counties  or in the office of the  Secretary  of
State,  as  appropriate,  in respect of those items of Collateral of a kind or character  defined in or subject to the  applicable  provisions of the Uniform
Commercial Code as in effect in the appropriate jurisdiction.

                         21.  MISCELLANEOUS PROVISIONS

      21.1  Modification.  No  amendment,  waiver,  or  modification  of  this
Agreement shall be effective  unless it is in writing and signed by Franchisor and  Franchisee.  Franchisee  acknowledges  that  Franchisor  may  modify  its standards and specifications and operating and marketing  techniques set forth in the Operations Manual  unilaterally  under any conditions and to the extent to which Franchisor deems necessary to protect,  promote, or improve the Marks and the quality of the Licensed Methods.

      21.2  Entire  Agreement.  This Agreement  contains the entire  agreement between the parties and  supersedes  any and all prior  agreements  concerning its subject matter.  Franchisee  agrees and understands  that Franchisor shall not be liable or obligated for any oral  representations  or commitments  made prior to the  execution  of this  Agreement  or for  claims  of  negligent  or fraudulent  misrepresentation,  and that no  modifications  of this  Agreement shall be  effective  except  those in  writing  and  signed  by both  parties.
Franchisor does not authorize and will not be bound by any  representation  of any nature other than those  expressed in this Agreement.  Franchisee  further acknowledges  and  agrees  that no  representations  have  been  made to it by
Franchisor  regarding  projected sales volumes,  market  potential,  revenues, profits of Franchisee's  Restaurant,  or operational  assistance other than as stated in this Agreement or in any disclosure  document provided by Franchisor
or  its   representatives.   Any  policies  that  the  Franchisor  adopts  and
implements  from time to time are  subject to  change,  are not a part of this
Agreement, and are not binding on Franchisor.

      21.3  Delegation  by  Franchisor.  From time to time,  Franchisor  shall have the  right to  delegate  the  performance  of any  portion  or all of its obligations  and duties  under this  Agreement to third  parties,  whether the same are agents of Franchisor  or Area  Directors or  independent  contractors with which  Franchisor  has  contracted to provide such  services.  Franchisee agrees in advance to any such  delegation  by Franchisor of any portion or all of its obligations  under this Agreement.  Franchisee  acknowledges and agrees that Franchisor may not be bound,  and this Agreement may not be modified,  by any Area  Director  without  Franchisor's  prior written  consent.  Franchisee acknowledges  and agrees that any such delegation of  Franchisor's  duties and obligations  to Area Directors does not assign or confer any rights under this
Agreement  upon Area  Directors  and that Area  Directors  are not third party beneficiaries of this Agreement.

      21.4  Agreement  Effective.  This Agreement shall not be effective until accepted by  Franchisor  as  evidenced  by dating and signing by an officer of
Franchisor.

      21.5  Review of  Agreement.  Franchisee  acknowledges  that it has had a copy of Franchisor's  Uniform  Franchise  Offering  Circular in its possession for not less than ten (10)  full  business  days,  and this  Agreement  in its possession  for not less than five (5) full business  days,  during which time
Franchisee has had the opportunity to submit same for professional  review and advice of Franchisee's choosing prior to freely executing this Agreement.

      21.6  Attorneys'  Fees.  In the  event  of any  default  on the  part of either party to this Agreement,  in addition to all other remedies,  the party in default will pay the prevailing party (as determined by the  decision-maker in the  proceeding)  all amounts due and all  damages,  costs,  and  expenses, including reasonable  attorneys' fees, incurred by the prevailing party in any legal action or other  proceeding as a result of such  default,  plus interest at the  lesser  of two  percent  (2%)  per  month  or the  highest  commercial contract  interest  rate  allowable  by law  accruing  from  the  date of such default.  Additionally,  if Franchisee  withholds any amounts due  Franchisor,
Franchisee  shall  reimburse  Franchisor's  costs of collecting  such amounts, including reasonable attorneys' fees and expenses.

      21.7  Injunctive  Relief.  Nothing  herein shall  prevent  Franchisor or
Franchisee  from seeking  injunctive  relief in  appropriate  cases to prevent irreparable harm.

      21.8  No Waiver.  No waiver of any  condition  or covenant  contained in this  Agreement,  or failure to exercise a right or remedy,  by  Franchisor or
Franchisee  shall be  considered  to imply or  constitute a further  waiver by
Franchisor or Franchisee of the same or any other condition,  covenant, right, or remedy.

      21.9  No Right to Set Off.  Franchisee  shall not be  allowed to set off amounts owed to Franchisor or its  affiliates  for  Royalties,  fees, or other amounts due against any monies owed to  Franchisee,  which right of set off is hereby expressly waived by Franchisee.

      21.10 Invalidity.  If any  provision  of this  Agreement is held invalid by any tribunal in a final  decision  from which no appeal is or can be taken, such  provision  shall be deemed  modified to eliminate  the invalid  element, and, as so modified,  such provision  shall be deemed a part of this Agreement as though  originally  included.  The remaining  provisions of this  Agreement shall not be affected by such modification.

      21.11 Notices.  All notices  required  to be given under this  Agreement shall be given in writing, by certified mail, return receipt requested,  or by an overnight  delivery  service  providing  documentation  of receipt,  at the address  set  forth  in the  first  paragraph  of  this  Agreement,  or at the
Franchised Location's address (after Franchisee's  Restaurant has first opened for  business),  or at such other  addresses as Franchisor  or Franchisee  may designate  from time to time,  and shall be deemed  delivered  (a) on the date shown  on the  return  receipt  or in the  courier's  records  as the  date of delivery or (b) on the date of first  attempted  delivery,  if actual delivery cannot for any reason be made.

      21.12 Acknowledgment.  BEFORE SIGNING THIS AGREEMENT,  FRANCHISEE SHOULD
READ  IT  CAREFULLY  WITH  THE   ASSISTANCE  OF  LEGAL   COUNSEL.   FRANCHISEE
ACKNOWLEDGES THAT :

            (A)   THE SUCCESS OF THIS BUSINESS  VENTURE  INVOLVES  SUBSTANTIAL
      RISKS AND DEPENDS UPON FRANCHISEE'S  ABILITY AS AN INDEPENDENT  BUSINESS
      PERSON  AND  ITS  ACTIVE  PARTICIPATION  IN  THE  DAILY  AFFAIRS  OF THE
      BUSINESS, AND

            (B)   NO  ASSURANCE  OR  WARRANTY,  EXPRESS OR  IMPLIED,  HAS BEEN
      GIVEN  AS TO THE  POTENTIAL  SUCCESS  OF SUCH  BUSINESS  VENTURE  OR THE
      EARNINGS LIKELY TO BE ACHIEVED, AND

            (C)   NO  STATEMENT,  REPRESENTATION,  OR  OTHER  ACT,  EVENT,  OR
      COMMUNICATION,  EXCEPT AS SET FORTH IN THIS DOCUMENT AND IN ANY OFFERING
      CIRCULAR SUPPLIED TO FRANCHISEE,  IS BINDING ON FRANCHISOR IN CONNECTION
      WITH THE SUBJECT MATTER OF THIS AGREEMENT.

      IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above set forth.

THE QUIZNO'S FRANCHISE COMPANY            FRANCHISEE

By:_______________________________        _______________________________
     Its:_________________________        Individually

Date:                                     Date:__________________________

                                          OR:

                                          (If    a    corporation,     limited
                                          liability company,  partnership,  or
                                          other business entity)

                                          _______________________________
                                          Company Name

                                          By:____________________________
                                          Its:___________________________

                                          Date:__________________________

                                 Exhibit 1-1

                                 EXHIBIT 1 TO
                             FRANCHISE AGREEMENT

                             ADDENDUM TO QUIZNO'S
                              FRANCHISE AGREEMENT

      1.    Target Area.  The Target  Area,  referred to in Section 3.1 of the
Agreement, shall be:

      The  Franchised  Location  shall be deemed  approved  upon  approval  by
Franchisor of the site and lease pursuant to Section 6 of the Agreement.

      Franchisee  acknowledges  and  warrants (1) that  Franchisor's  approval does  not  constitute  a  guarantee,  recommendation,  or  endorsement  of the
Franchised  Location or Target Area and that the success of the  Restaurant to be operated at a Franchised Location is dependent upon Franchisee's  abilities as an independent businessperson;  and, when a Franchised Location is approved by Franchisor,  (2) that  Franchisor has complied with its  obligations  under the Agreement to assist  Franchisee by providing  criteria for the  Franchised
Location  and  determining  fulfillment  of the  requisite  criteria  for  the
Franchised  Location,  such  determination  based on  information  provided by
Franchisee.

(1)   Initial  Franchise  Fee.  Franchisee  shall pay to Franchisor an Initial
      Franchise  Fee,  referenced  in  Section  4.1  of  the  Agreement,   of:
      $_____________________.

(2)   Lease   Assistance   Program   (Referenced   in   Section   6.3  of  the
      Agreement).  Check One:
            •     Not Participating

            •     Participating   (Lease   Review  Fee:   $2,200;   Franchisee
                  required to execute Sublease)

(3)   Training.  The following  individuals shall attend Franchisor's  initial training  program,  as  described  in  Section  7.1  of  the  Agreement:
      __________________________  ___________________________________________,
      and, of these individuals, the Designated Manager shall be:            .

THE QUIZNO'S FRANCHISE COMPANY            FRANCHISEE

By:__________________________             By:___________________________
     Its:____________________                  Its:_____________________

                                 Exhibit 2-5

                                 EXHIBIT 2 TO
                             FRANCHISE AGREEMENT

                                  ADDENDUM TO
                            FRANCHISE AGREEMENT --
                             QUIZNO'S CLASSIC SUBS
                               EXPRESS FACILITY

      THIS  ADDENDUM  to the  Franchise  Agreement  ("Agreement")  is  made on
______________________  between The Quizno's Franchise Company  ("Franchisor")
and  the  undersigned   "Franchisee."   The  following  amends  and  shall  be
incorporated  into the  Agreement.  In the event of any  conflict  between the terms of the  Agreement  and the  terms of this  Addendum,  the  terms of this
Addendum shall  control.  All  capitalized  terms not defined in this Addendum have the  respective  meanings  set  forth in the  Agreement.  Franchisor  and
Franchisee agree as follows:

(4)   Express   Restaurant.   All   references   in  the   Agreement   to  the
      "Restaurant,"  as defined in Section 1.1 of the  Agreement,  are deleted and the  reference  "Express  Restaurant"  is inserted  in their  place.
      Except  as  otherwise  noted  in this  Addendum  or the  Agreement,  all
      applicable  terms,  conditions,   and  requirements  set  forth  in  the
      Agreement   applicable   to  the   Restaurants   apply  to  the  Express
      Restaurants.  Franchisor's  approval of the development and operation of an Express  Restaurant,  as  required  pursuant  to  Section  3.3 of the
      Agreement,  is hereby  granted.  The terms of the  Agreement and of this
      Addendum  apply only to the Express  Restaurant  operations and products offered or sold from or through  the Express  Restaurant  and not to the other  business  of  Franchisee  located in the Host  Facility  (defined below) except as specifically set forth in this Addendum.

(5)   Franchised  Location.   The  Franchised  Location  shall  be  within  or
      adjacent  to the  following  facility  (also  referred  to as the  "Host
      Facility"):

If the placement  and operation of the Express  Restaurant in or in connection with the Host  Facility  require  the  consent  of the owner,  franchisor,  or licensor of the Host Facility,  Franchisee hereby represents and warrants that such  consent  has been  obtained  in writing,  and such  representation  is a condition  precedent  to the  grant of  Franchisee's  right to  establish  and operate the Express Restaurant.

(6)   Royalty.  Section 5.1 is deleted and replaced with the following:

      Franchisee  agrees to pay to  Franchisor  a weekly  royalty  ("Royalty")
      equal to eight  percent  (8%) of the total  amount  of its  Gross  Sales generated from or through the Express Restaurant.

(7)   Beverages.  All fountain  drink sales that occur in a QUIZNO'S  logo cup will be included in Gross Sales.  Franchisee  may either have a separate fountain  for the  Express  Restaurant,  or the Express  Restaurant  may
      share a common self-service fountain with the rest of the Host Facility.

(8)   Approval  of  Franchised   Location.   Franchisor  hereby  approves  the
      above-stated   location   as   the   Franchised   Location.   Franchisee
      acknowledges  and  warrants  that  (1) Franchisor's  approval  does  not
      constitute  a  guarantee,   recommendation,   or   endorsement   of  the
      Franchised  Location and that the success of the Express  Restaurant  is dependent upon Franchisee's abilities as an independent  businessperson;
      and   (2) Franchisor   has  complied  with  its  obligations  under  the
      Agreement  to  assist  Franchisee  with  respect  to  criteria  for  the
      Franchised  Location  and  determining   fulfillment  of  the  requisite
      criteria  for the  Franchised  Location,  such  determination  based  on information provided by Franchisee.

(9)   Signs.  Section  6.6 of the  Agreement  is  supplemented  by adding  the following:

      Franchisee   agrees  to  use  best   efforts  to  maximize  the  use  of
      Franchisor's   Marks  on  pre-existing  and  new  signs  placed  at  the
      Franchised  Location  and on the  premises  of the  Host  Facility.  All signs  and  their  placement  configuration  shall be  approved  by both
      Franchisee and  Franchisor,  which  approval  shall not be  unreasonably withheld  and shall be based on  parameters  which  shall best  maximize sign usage to the extent  allowable under any landlord  restrictions and
      any  applicable  local  laws,  zoning  ordinances,   and  other  similar
      requirements.  Franchisor  hereby approves all uses by Franchisee of the marks,  symbols,  names,  and identifying  marks of the Host Facility at the Franchised Location.

(10)  Equipment.  Section 6.7 is deleted and replaced by the following:

      Franchisee  shall  purchase,  lease,  or  otherwise  obtain  for  use in connection  with the Express  Restaurant such equipment of a type and in an amount  which  complies  with the  standards  and  specifications  of
      Franchisor.    Franchisee   acknowledges   that   the   type,   quality,
      configuration,   capability,   and/or   performance  of  the  Restaurant
      equipment are all standards and  specifications  which are a part of the
      Licensed  Methods,  and,  therefore,  such  equipment must be purchased, leased, or otherwise obtained in accordance with Franchisor's  standards and  specifications and only from suppliers or other sources approved by
      Franchisor.  Franchisee  shall  configure  its  computer  cash  register system  in use in the Host  Facility  ("System")  to  accurately  record every sale or other  transaction.  Franchisee  shall submit any required reports  in a  format  designated  from  time  to  time  by  Franchisor.
      Franchisee  grants  Franchisor  reasonable access to its records only on the System and  authorizes  Franchisor  to obtain its sales,  sales mix, and revenue  information from the System.  Franchisee  acknowledges that
      Franchisor will use information from required reports  primarily to make business and marketing decisions.

(11)  Express  Restaurant  Operations.  Section  11.1(d) of the  Agreement  is
      supplemented by adding the following:

      Franchisor  and Franchisee  acknowledge  and agree that the products and
      services  offered  for  sale  from  the  Express  Restaurant,   and  the
      standards and  specifications  of Franchisor,  may differ from that of a traditional  QUIZNO'S  Restaurant  and will be  subject  to  alternative standards and specifications developed and made available by Franchisor.

(12)  Grand  Opening.  Section 12.2 is amended to require  Franchisee to spend a minimum  of Three  Thousand  Dollars  ($3,000)  for the grand  opening program.  All other terms of Section 12.2 remain the same.

(13)  Local Advertising.  Section 12.4 of the Agreement is deleted.

(14)  Regional  Advertising  Programs.  The  following  is added at the end of
      Section 12.5:

      Notwithstanding  the provisions of Section 12.5,  Franchisee will not be required to contribute  any funds to a Regional  Advertising  program or to  participate in either a Regional  Advertising  program or a Regional
      Advertising cooperative.

(15)  Restrictions  on Services and  Products.  The  following is added at the end of Section 13.3:

      Franchisee  agrees that,  during the term of the Agreement,  it will not offer or sell any  Sub-Sandwiches  or any type of Branded  Sandwich from or through  the Host  Facility  other than from or through  the  Express
      Restaurant.   "Sub-Sandwich"   is  defined  as  a   submarine,   hoagie,
      hero-type,  or  deli-style  sandwich.  "Branded  Sandwich" is defined as any sandwich marketed by a fast food franchisor or chain,  whose primary menu  items  consist of  sandwiches,  under a  locally,  regionally,  or nationally known or registered trade name,  trademark,  or service mark.
      Except for  Sub-Sandwich or Branded  Sandwich  products,  Franchisee may sell  other  food  products  from or  through  the  portion  of the Host
      Facility that does not comprise the Express Restaurant.

(16)  Marks.  Section  14.1 of the  Agreement  is  supplemented  by adding the following:

      Franchisor  and Franchisee  acknowledge  and agree that the primary Mark to be used to identify,  market, and promote the Express Restaurant will be "QUIZNO'S  EXPRESS  CLASSIC SUBS." All other  references to the Marks set forth in the Agreement include this primary Mark.

(17)  Financial Reports.   The following new Section 15.1(e) is added:

      The point-of-sale  system used at the Host Facility shall  differentiate sales  of the  Express  Restaurant  from  sales  of the rest of the Host
      Facility  by the use of "price look up" ("PLU") or other keys that track and tally sales of the Express  Restaurant  separately  and shall report
      Express Restaurant Gross Sales by item type.

(18)  Financial  Records Use and Access.  The second  sentence of Section 15.2 is deleted.

(19)  Term.  Section 17.1 is deleted and replaced with the following:

      The  primary  term of this  Agreement  is for a period of five (5) years from the Effective Date, unless sooner terminated.

(20)  Renewal.   Section   17.2  is  amended  to  provide  that  the  term  of
      Franchisee's  option  to renew is five (5)  years.  All  other  terms of
      Section 17.2 remain the same.

(21)  Default and Termination.  The following new Section 18.2(o) is added:

            (o)   Loss of  Right  to  Operate  Host  Facility.  If  Franchisee
            loses the right for whatever reason to operate the Host Facility.

      2. Right to  Repurchase.  The  first  sentence  of 18.6 is  deleted  and replaced with the following:

      Upon  termination  or  expiration  of this  Agreement  for  any  reason,
      Franchisor  shall have the  option to  purchase  the assets  used in the operation  of the  QUIZNO's  Express  Restaurant,  or a  portion  of the assets, which option,  however,  shall not include the right to purchase any fixtures or real property interest.

      Section 18.6(b) is deleted.

      3. Non-Competition  During  Term.  Section  20.1 is  amended  to provide that the term  "Competitive  Business" shall mean any business  operating,  or granting  franchises  or licenses to others to operate,  a restaurant or other food  service  business  deriving  more  than ten  percent  (10%) of its gross
receipts,   excluding  gross  receipts  relating  to  the  sale  of  alcoholic beverages,  from the sale of Sub-Sandwiches  (as defined above).  The offer or sale of food products other than  Sub-Sandwiches or Branded Sandwiches through or from the portion of the Host  Facility  that does not  comprise the Express
Restaurant shall not be considered a Competitive Business.

                                 Exhibit 2-6

      4. "Branded Business".  Section 20.2 is deleted.

      5. Post  Termination  Covenant  Not to Compete.  Section 20.3 is deleted and replaced with the following:

      For a period of two (2) years from the effective  date of termination or expiration  of this  Agreement  for any  reason,  or the  date on  which
      Franchisee  and all  other  Bound  Parties  begin to  comply  with  this
      Section,  whichever is later,  neither  Franchisee nor its Bound Parties shall have any direct or indirect  interest as a disclosed or beneficial owner,  investor,  partner,  director,  officer,  employee,  consultant, representative,  agent, or in any other capacity in any Branded Sandwich franchise  or chain  located at the Host  Facility  or located  within a five (5) mile  radius  of the Host  Facility  or  within a five (5) mile radius of any other  QUIZNO'S  Restaurant  existing  on the later of the effective  date of  termination  or expiration of this  Agreement or the date on which  Franchisee  and all other Bound  Parties  begin to comply with  this  Section.  The  restrictions  of this  Section  shall  not be applicable to the  ownership of shares of a class of  securities  listed on a stock  exchange  or  traded  on the  over-the-counter  market  that represent  five  percent  (5%) or less of the  number  of shares of that class of securities  issued and  outstanding.  Franchisee  and the other
      Bound  Parties  expressly  acknowledge  that  they  possess  skills  and
      abilities  of  a  general  nature  and  have  other   opportunities  for
      exploiting  such  skills.  Consequently,  enforcement  of the  covenants made in this Section will not deprive  them of their  personal  goodwill or ability to earn a living.

      6. Additional  Remedies  for  a  Breach.  Section  20.4's  reference  to
Section 20.2 is deleted.

      7. Confidentiality  of Proprietary  Information.  The following is added to the end of Section 20.5:

      Franchisee  shall  not  use the  Licensed  Methods,  including,  without
      limitation,   Franchisor's  recipes,  materials,  forms,  menus,  items, supplies,  business  forms,  or  business  policies,  as  stated  in the
      Operations  Manual or  otherwise,  except for the benefit of  Franchisor and in operation of the Franchisee's Express Restaurant.

      8. Security Interest.  Section 22 is deleted.

THE QUIZNO'S FRANCHISE COMPANY            FRANCHISEE

By:_____________________________          By:__________________________

     Its:_______________________               Its:____________________

                                 Exhibit 3-6

                                 EXHIBIT 3 TO
                             FRANCHISE AGREEMENT

                        ADDENDUM TO FRANCHISE AGREEMENT
                         SPECIAL PRODUCTS PROGRAM FOR
                         ____________________________
                              ("SPECIAL PRODUCT")

      THIS   ADDENDUM  to  the   Franchise   Agreement   ("Agreement")   dated
___________________  is  made  effective  as of  _____________________  by and
between    The    Quizno's     Franchise    Company     ("Franchisor")     and
____________________  ("Franchisee")  to amend  and  supplement  the terms and conditions  contained in the  Agreement to allow  Franchisee to offer and sell the Special  Product listed above at its QUIZNO's  restaurant  ("Restaurant"), which is operated  pursuant to the Agreement (the "Special Product  Program").
Capitalized  terms not  defined  in this  Addendum  shall be as defined in the
Agreement.  The parties therefore agree as follows:

      1. Licensed Methods.  The "Licensed  Methods" shall be deemed to include the Special  Product and all  products and  services  offered  pursuant to the
Special  Product  Program.   The  "Marks"  shall  be  deemed  to  include  all
trademarks  and  service  marks   designating  the  Special  Program  Products
("Special  Product  Trademarks").  Except as otherwise noted in this Addendum, the terms of the Agreement,  including any and all exhibits and addenda to the
Agreement, shall apply to the Special Product Program.

      2. Marks.  Franchisee  acknowledges  that  Section 14  of the  Agreement also  governs the Special  Product  Trademarks,  which during the term of this
Addendum  shall be considered  "Marks" under the  Agreement.  Franchisee  also acknowledges  and agrees that no Marks other than Special  Product  Trademarks or other  trademarks  specified by Franchisor  shall be used in the marketing, promotion,  or identification of the Special Products and the operation of the
Special Product Program, except with Franchisor's prior written consent.

      3. Training Fee.  Franchisee  agrees to pay to Franchisor,  concurrently with the  execution of this  Addendum,  a training fee of Six Hundred  Dollars
($600)  to  compensate  Franchisor  for its costs and  expenses  in  providing initial training to Franchisee in connection with  Franchisee's  participation in the Special Product  Program.  Franchisee  acknowledges and agrees that the training  fee  represents  payment for the initial  grant of the rights to use the Special Product  Trademarks and Licensed  Methods  relating to the Special
Product  Program.  Franchisor  has earned the training fee upon  receipt,  and the training fee is not refundable to Franchisee after it is paid.

      4. Term.  Unless  terminated  early pursuant to Section 5, this Addendum shall be  effective  on the date listed above and shall remain in effect until termination  (for  any  reason)  or  expiration  of the  Agreement.  Upon  the termination  or  expiration  of the term of this  Addendum  or any  extension,
Franchisee  must  cease  offering  the  Special  Products  at or  through  the
Franchised  Location in accordance  with the  post-termination  obligations of
Franchisee under the Agreement.

      5. Early  Termination.  This Addendum may be  terminated by  Franchisor, with or without a termination  of the  Agreement:  (a) if Franchisee  breaches any  provision of this  Addendum,  provided,  however,  state laws might apply which will  supersede  this  provision;  or (b) if Franchisee is in default of the  Agreement  and fails to cure such  default  pursuant  to the terms of the
Agreement;  or (c) if Franchisor  determines it to be in the best interests of
Franchisor  and its franchise  system to  discontinue  the sale of the Special
Products through the Restaurant,  in which case termination shall be effective ninety (90) days after notice from  Franchisor.  Franchisee may terminate this
Addendum  only  if  Franchisor  has  committed  a  material  breach  of any of
Franchisor's  obligations  under  this  Addendum  and has  failed to cure such breach pursuant to the terms of the Agreement.

      6. Conditional   Basis   of   Program.   Franchisee   acknowledges   and
understands:  (a)  that  the  Special  Product  Program  might  be an  initial development  program to determine whether the Special Products can and will be licensed for use and sale by other QUIZNO'S  Restaurants  and that  Franchisor might still be in the development stage of creating and implementing  manuals, programs,  and related  policies and  procedures,  if any,  with regard to the sale of the Special Products at QUIZNO'S  Restaurants;  and (b) if the Special
Product  Program is in the nature of a test program,  it is being  established and implemented to, among other things,  research and evaluate the feasibility of offering  the Special  Products in other  Restaurants,  so that  Franchisee
shall  freely  share  with  Franchisor   operational   results,   information,
technology,  and ideas  regarding the sale of the Special  Products during the term of this Addendum.

      7. Initial  Training  Program.  Franchisee  or, if  Franchisee is not an
individual,  its Managing  Owner and the  Designated  Manager shall attend and successfully  complete the Special Product Program initial training offered by
Franchisor at one of Franchisor's  designated training facilities.  Franchisee shall be responsible for all travel and living expenses  incurred in attending the  initial  training  program as well as wages or  salaries,  if any, of the persons  receiving the training.  Franchisee  (or its Managing  Owner) and the
Designated  Manager must  successfully  complete the Special  Product  Program initial  training  program  before  Franchisee  begins  operating  the Special
Product  Program at its QUIZNO'S  Restaurant,  but Franchisee may designate up to two (2) people to attend such training.

      8. Authorized   Special  Products.   For  the  term  of  this  Addendum,
Franchisee shall use best efforts to offer, promote,  market, and sell Special
Products as specified by the Special  Product  Program.  The Special  Products
shall be offered  for retail sale at the  Restaurant  in  accordance  with the written  standards and  specifications  of  Franchisor,  many of which will be contained in the Operations Manual or in technical  bulletins or other written materials  specific  to the  Special  Product  Program,  all of  which  may be changed or  supplemented  by Franchisor  in  accordance  with the terms of the
Agreement.  By execution  of this  Addendum,  Franchisor  approves the Special
Products as products  and  services  authorized  to be sold at and through the
Restaurant in accordance with the Agreement.

      9. Implementation  of the Special  Products  Program.  Franchisee  shall commence the Special  Product  Program and begin offering and selling  Special
Products  on  the  same  day  that  Franchisee   commences  operation  of  its
Restaurant, or the date of this Addendum, whichever is later.

      10.   Royalty.  Any revenues  derived by Franchisee from the sale of the
Special  Products  shall be included in the Gross Sales of the  Restaurant for purposes of determining the Royalty,  Local Advertising Fee, and Marketing and
Promotion Fee. The Gross Sales of the Restaurant  attributable  to the Special
Product  Program shall be accounted  for and reported to  Franchisor  separate and apart from Gross Sales  attributable  to the remainder of the products and services offered by and through the Restaurant.

      11.   Marketing and Advertising for Special Products.

            A. Franchisee  shall use only  designated  marketing  materials as provided  to  Franchisee  by  Franchisor,  and  not  produce  any of  its  own marketing  materials  unless given written  approval to do so, with respect to marketing the Special Products or the Special Product Program.

            B. At no time will Franchisee  display or use in any manner any of the Special  Product  Trademarks in the offer or sale of any other products or services, including sandwiches,  offered at or through the QUIZNO'S Restaurant without written permission of Franchisor.

            C. Franchisee  shall  implement  and  maintain  during the term of this Addendum any  promotional  campaign for the sale of the Special  Products and/or  the  Special  Product  Program in an amount and manner as set forth in the Operations Manual or otherwise by written notice.

      12.   Competitive  Business.  Franchisee  acknowledges  that the Special
Product  Program is a "Competitive  Business" for purposes of the  restrictive covenants set forth in the Agreement  unless  Franchisee is  participating  in the Special  Product  Program in compliance with this Addendum and pursuant to an effective Franchise Agreement.

      13.   Reports,  Books and  Records.  Franchisee  agrees to  prepare  and submit certain weekly reports  regarding the sale of the Special Products in a form designated by Franchisor.  Franchisee  agrees to provide  Franchisor with full access to the results of its  operations in  connection  with the sale of the Special Products and shall allow Franchisor's  designated  representatives to inspect its  Franchised  Location and  operations to observe and assess the sale of the  Special  Products  at any time  during  regular  business  hours.
Franchisor or its representative  shall be permitted to copy and retain copies of all  relevant  invoices,  records,  customer  lists,  and  other  documents related to the sale of the Special  Products.  Franchisee  shall  maintain and submit to Franchisor  separate  accounting  records with regard to the income, expenses,  and costs  which are  incurred in  connection  with the sale of the
Special Products.

      14.   Compliance   with  Laws.   Franchisee   shall   comply   with  any
applicable  federal,  state, and local laws, rules, and regulations and obtain any and all permits,  certificates,  and licenses  which are required in order to offer and sell the Special Products at and through the Franchised Location.

      15.   Landlord  Approval.  If  Franchisee  leases  the  premises  of its
Franchised Location,  Franchisee represents and warrants that operation of the
Special Product Program at the Franchised  Location does not violate the terms and conditions of Franchisee's lease.

      16.   Ownership  of  Program.   Franchisor  and  Franchisee  agree  that
Franchisor shall have the right to offer  participation in the Special Product
Program  to  other  Restaurants  throughout  the  QUIZNO'S  Restaurant  system without  compensation to Franchisee.  Franchisee  shall have no right,  title, or interest  in or to any  proprietary  methods,  service  marks,  trademarks, confidential  systems,  or information arising out of or developed through the
implementation   of   the   Special   Product   Program,    and   Franchisee's
implementation and use of the same shall inure to the benefit of Franchisor.

      17.   Trademarks;  Company  Authorization.  In  the  event  and  to  the extent that any of the Special  Products  Trademarks are owned and licensed by a company  other than TQC or  Franchisor,  Franchisee  shall  comply  with all specifications  and standards  required by such third-party that are disclosed to Franchisee by Franchisor.  The terms of all agreements  between  Franchisor or TQC and the owners or  licensors  of Special  Product  Trademarks  shall be deemed to be incorporated in this Addendum by this reference.

      18.   Post-Termination  Covenant  Not to  Compete.  In  addition  to the post-termination  covenants not to compete  provided in the  Agreement,  for a period of two (2) years from the effective  date of  termination or expiration of the  Agreement  for any  reason,  or the date on which  Franchisee  and all
Bound Parties begin to comply with this Section,  whichever is later,  neither
Franchisee  nor any Bound Party shall have any direct or indirect  interest as a  disclosed  or  beneficial  owner,  investor,  partner,  director,  officer, employee, consultant,  representative,  agent, or in any other capacity in any business  operating,  or granting franchises or licenses to others to operate, a restaurant  or other food service  business  deriving  more than ten percent
(10%) of its gross  receipts from the sale of products  substantially  similar to the Special  Product  designated in this Addendum and related food products and  services  (which  shall be  considered a  Competitive  Business  both for purposes of the  post-termination  covenant not to compete and Section 20.1 of the  Agreement)  located  or  operating  within a five (5) mile  radius of the former  Franchised  Location  or  within a five (5) mile  radius  of any other
QUIZNO'S   Restaurant   existing  on  the  later  of  the  effective  date  of
termination  or expiration of this  Agreement or the date on which  Franchisee and all Bound Parties begin to comply with this Section.  The  restrictions of this Section  shall not be applicable to the ownership of shares of a class of securities  listed  on a stock  exchange  or  traded  on the  over-the-counter market that  represent  five  percent  (5%) or less of the number of shares of that class of  securities  issued and  outstanding.  Franchisee  and the Bound
Parties  expressly  acknowledge  that they possess  skills and  abilities of a general  nature and have  other  opportunities  for  exploiting  such  skills.
Consequently,  enforcement  of the  covenants  made in this  Section  will not deprive them of their personal goodwill or ability to earn a living.

      19.   Inconsistent   Terms.  To  the  extent  that  the  terms  of  this
Addendum  are  inconsistent  with the  Agreement,  the terms of this  Addendum shall prevail in connection  with the  implementation  of the Special  Product
Program and the sale of the Special  Products and supersede  any  inconsistent
terms  in  the  Agreement.   Except  as  so  modified,  the  other  terms  and
conditions of the  Agreement  shall govern and remain in full force and effect between Franchisor and Franchisee.

      IN  WITNESS  WHEREOF,   the  parties  have  executed  this  Addendum  to
Franchise Agreement to be effective as of the date first set forth above.

                                          THE QUIZNO'S FRANCHISE COMPANY

                                          By:_______________________________

                                               Its:_________________________

                                          FRANCHISEE

                                          By:_______________________________

                                               Its:_________________________

                                 Exhibit 4-2

                                  EXHIBIT 4
                            TO FRANCHISE AGREEMENT

               AUTHORIZATION AGREEMENT FOR PREARRANGED PAYMENTS
                                (DIRECT DEBITS)

The  undersigned  depositor  ("Depositor")  hereby (1) authorizes The Quizno's
Franchise  Company or its  affiliates  ("Company")  to initiate  debit entries and/or credit correction entries to the undersigned's  checking and/or savings account  indicated  below and (2) authorizes the depository  designated  below
("Depository") to debit such account pursuant to Company's instructions.

Depository                                     _______________________________
                                                         Branch

City                                                  State        Zip Code

                                               _______________________________
Bank Transit/ABA Number                                  Account Number

This  authority  is to remain in full force and effect  until  Depository  has received  joint  written  notification  from  Company  and  Depositor  of  the
Depositor's  termination  of such authority in such time and in such manner as to afford  Depository a reasonable  opportunity to act on it.  Notwithstanding the  foregoing,  Depository  shall provide  Company and Depositor  with thirty
(30) days' prior written notice of the  termination of this  authority.  If an erroneous  debit entry is initiated to Depositor's  account,  Depositor  shall have the right to have the amount of such entry  credited  to such  account by
Depository,  if (a) within  fifteen (15) calendar  days  following the date on which  Depository sent to Depositor a statement of account or a written notice pertaining to such entry or (b) forty-five (45) days after posting,  whichever occurs  first,  Depositor  shall  have sent to  Depository  a  written  notice identifying  such entry,  stating that such entry was in error, and requesting
Depository to credit the amount  thereof to such account.  These rights are in addition to any rights  Depositor  may have under  federal  and state  banking laws.

                                          ___________________________________
DEPOSITOR (Print Name)                    DEPOSITORY (Print Name)

By:_____________________________          By:____________________________
     Its:_______________________               Its:______________________

                                 Exhibit 5-2

                                  EXHIBIT 5
                            TO FRANCHISE AGREEMENT

                            STATEMENT OF OWNERSHIP

Franchisee:______________________________________

Trade Name (if different from above):__________________________________________

_______________________________________________________________________________

                               Form of Ownership
                                  (Check One)

_____ Individual _____Partnership   _____ Corporation _____ Limited Liability Company

                                                      _____ Other (List):

      If a  Partnership,  provide  name and  address of each  partner  showing percentage  owned,  whether  active in  management,  and indicate the state in which the partnership was formed.

      If a Corporation,  Limited Liability Company,  or other business entity, give the state and date of  incorporation  or organization and list the names and  addresses of each officer,  director,  manager or owner and, with respect to each owner, what percentage of stock or interest is owned by each.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

      Provide   the  address   where   Franchisee's   financial   records  and
partnership,  corporate,  or company  records,  as applicable,  are maintained
(Restaurant  location will be deemed to be the address unless otherwise stated
below):
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

      Franchisee  acknowledges that this Statement of Ownership applies to the
Restaurant authorized under the Franchise Agreement.

      Use  additional  sheets if  necessary.  Any and all changes to the above information  must  be  reported  to  (and in some  cases  first  approved  by)
Franchisor in writing.

Date                                      __________________________________
                                          Name

                                 Exhibit 6-2

                                  EXHIBIT 6
                            TO FRANCHISE AGREEMENT

              GUARANTY AND ASSUMPTION OF FRANCHISEE'S OBLIGATIONS

      In  consideration  of, and as an  inducement  to, the  execution  of the above Franchise  Agreement (the "Agreement") by The Quizno's Franchise Company
("Franchisor"), each of the undersigned hereby personally and unconditionally:

      (a)   Guarantees to Franchisor and its  successors and assigns,  for the term of this  Agreement,  including  renewals,  that Franchisee as that  term  is  defined  in  the  Agreement  ("Franchisee")  shall punctually pay and perform each and every undertaking,  agreement, and covenant set forth in the Agreement; and

      (b)   Agrees to be personally  bound by, and  personally  liable for the breach of, each and every  provision in the Agreement,  including, but not limited to, those specifically identified below.

Each of the undersigned waives the following:

      1.    Acceptance   and  notice  of   acceptance  by  Franchisor  of  the
            foregoing undertaking;

      2.    Notice   of   demand   for   payment   of  any   indebtedness   or
            nonperformance of any obligations hereby guaranteed;

      3.    Protest  and notice of  default  to any party with  respect to the
            indebtedness  or   nonperformance   of  any   obligations   hereby
            guaranteed; and

      4.    Any  right  he or she may  have to  require  that  any  action  be brought  against  Franchisee or any other person as a condition of liability.

Each of the undersigned consents and agrees that:

      1.    His or her  direct and  immediate  liability  under this  guaranty shall be joint and several;

      2.    He or she shall render any payment or  performance  required under
            the  Agreement   upon  demand  if  Franchisee   fails  or  refuses
            punctually to do so;

      3.    Such  liability  shall  not  be  contingent  or  conditioned  upon pursuit by  Franchisor of any remedies  against  Franchisee or any other person;

      4.    Such  liability  shall not be diminished,  relieved,  or otherwise affected by any  extension of time,  credit,  or other  indulgence which  Franchisor  may from time to time grant to Franchisee or to any other person,  including,  without limitation,  the acceptance of any  partial  payment  or  performance,  or the  compromise  or release of any  claims,  none of which  shall in any way modify or amend this  guaranty,  which shall be continuing  and  irrevocable during the term of the Agreement, including renewals thereof;

      5.    He  or  she   shall  be  bound  by  the   restrictive   covenants,
            confidentiality   provisions,   and   indemnification   provisions
            contained in the Agreement; and

      6.    The  provisions  contained  in  Section 21,   and  the  costs  and
            attorneys'  fees  provision  contained  in  Section 23.6,  of  the
            Agreement  shall govern this  Guaranty,  and such  provisions  are incorporated into this Guaranty by this reference.

      IN WITNESS  WHEREOF,  each of the  undersigned  has  affixed  his or her signature effective on the same day and year as the Agreement was executed.

GUARANTOR(S)

                                          ______________________________
SIGNATURE                                 SIGNATURE

                                          ______________________________
NAME - TYPED OR PRINTED                   NAME - TYPED OR PRINTED

SIGNATURE

NAME - TYPED OR PRINTED

                                 Exhibit 7-3

                                 EXHIBIT 7 TO
                             FRANCHISE AGREEMENT

                                   ADDENDUM
                           TO FRANCHISE AGREEMENT -
                             BOOKKEEPING SERVICES
                        AND DIRECT DEBIT AUTHORIZATION

      THIS  ADDENDUM to the  Franchise  Agreement  by and between The Quizno's
Franchise Company ("Franchisor") and  _____________________  ("Franchisee") is
made as of the same date to  supplement  certain  terms and  conditions of the
Agreement.  In the event of any  conflict  between the terms of the  Agreement and the terms of this  Addendum,  the terms of this  Addendum  shall  control.
All capitalized  terms not otherwise defined in this Addendum shall have their respective  meanings set forth in the  Agreement.  Franchisor  and  Franchisee agree as follows:

      1.    Bookkeeping  Services.  The following shall be added to supplement
Section 15 of the Agreement:

            A.    Services.  Franchisee  shall use Franchisor or  Franchisor's designated  vendor  to  provide  payroll  and  bookkeeping  services  to
      Franchisee,  and  Franchisee  agrees  to  comply  with all  requirements
      Franchisor  prescribes  with  regard  to  said  services.   Franchisor's
      bookkeeping service does not include cash management.

            Franchisor  and  Franchisor's  designated  vendor will provide the following  accounting  services on a period  basis for  franchised
            Restaurants:

            Period End              -     Balance Sheet
            Financial Statements:         -     Profit and Loss Statement

            Detailed General Ledger:      -     Unpaid Invoice Register
                                    -     Bank Reconciliation
                                    -     Check Register
                                    -     Printed  Period   Accounts   Payable
                                          Checks
                                    -     Prepare necessary sales tax reports
                                    -     Prepare necessary  personal property
                                          tax reports
                                    -     Prepare necessary use tax reports
                                    -     Payroll   Register,    Payroll   tax
                                          reports, and all necessary filings

            A  department  manager  will  personally  review  all  period  end
      financial    information   before   issuance.   A   complete   Franchise
      Bookkeeping   Department   Procedures   Manual   will  be   provided  to
      Franchisee.  This  manual  will  outline  in detail all  procedures  and checklists followed by Franchise Bookkeeping Department personnel.

            A complete Franchise Restaurant  Accounting Procedures Manual will be  provided  to  Franchisee.  This  manual  will  outline in detail all
      accounting    procedures   that   are   the    Restaurants'    managers'
      responsibility.

            B.    Submission of  Restaurant  Related  Items.  In order for the
      Franchise  Bookkeeping  Department to provide the most timely and useful information  to individual  Restaurants  or  companies,  it is essential that the accounting  department receive  information as soon as possible after the period closes.

            The  Franchise  Bookkeeping  Department  will  provide  the  above services to Franchisee  within ten (10) working days upon  receiving the last information for the period.

            Each week, in accordance with Franchisor's procedures,  Franchisee
      agrees  to  submit  to  Franchisor:   (a)  completed   Profit   Planners
      worksheets;  (b) Payroll  changes and  current  hours  worked;  (c) Bank statements;  (d) Manual check stubs with invoice copies; (e) Invoices to be paid;  and (f) Any other  documents  required to properly  record all transactions affecting the Restaurant's financial activity.

            C.    Fees For  Bookkeeping  Services.  In  consideration  for the services  Franchisor  provides to Franchisee  pursuant to this Addendum,
      Franchisee shall pay to Franchisor the sum of Eighty-Five  Dollars ($85)
      per  Restaurant  per week.  Franchisor may increase the fee after twelve
      (12)  months  following  the  date  Franchisee's   Restaurant  commences
      operations,  and thereafter  annually,  to an amount equal to the market rate for similar services as determined by Franchisor.

            D.    Termination.

                  (a)   By  Franchisor.  If  Franchisee  fails  to (i)  submit
      Restaurant  related  items when required  pursuant to this  Section,  or
      (ii) pay fees due to Franchisor  for these  services,  Franchisor  shall have the right to  terminate  the  Agreement as provided in Section 18.2 of the  Agreement.  Franchisor  also shall  have the right to  terminate
      bookkeeping   services  upon  ninety  (90)  days'   written   notice  to
      Franchisee.

                  (b)    By  Franchisee.  At any time after twelve (12) months
      following  the  date  Franchisee's   Restaurant   commences   operation,
      Franchisee may terminate the  bookkeeping  services  service ninety (90)
      days  following  completion  of  the  following:  Franchisee  retains  a full-time  professional  accountant  (approved in writing by Franchisor)
      to provide  bookkeeping  services (at  Franchisee's  expense),  and that accountant  agrees in writing (on a form  acceptable to  Franchisor)  to provide  timely  financial  statements  required  by  Section  15 of the
      Agreement.  If  Franchisee  fails to provide such  financial  statements more than two (2) times in any twelve (12) month period,  in addition to
      any  other   remedies,   Franchisor   may  require   Franchisee  to  use
      Franchisor's bookkeeping services at the then-current fee.

      2.    Direct  Debits.  If  required  by  Franchisor,   Franchisee  shall
complete  such  documents to authorize  Franchisor  to initiate  debit entries and/or credit correction  entries to Franchisee's  checking or savings account for the payment of  Royalties,  Marketing  and  Promotion  Fees,  or any other payment owed by Franchisee to Franchisor or its affiliates  under the terms of the Agreement or otherwise.

      IN  WITNESS  WHEREOF,  the  parties  have  caused  this  Addendum  to be executed on the date first set forth above.

-------------------------------------------------------------------------------

THE QUIZNO'S FRANCHISE COMPANY            FRANCHISEE

By: ____________________________          By:___________________________
     Its:_______________________               Its:_____________________
-------------------------------------------------------------------------------

                                 EXHIBIT 8 TO
      FRANCHISE AGREEMENT

                             ADDENDUM TO QUIZNO'S
              FRANCHISE AGREEMENT - MAXIMUM BORROWING COMMITMENT

      Franchisee  acknowledges and agrees that the maximum amount of debt that the Franchised  Restaurant may service shall be the lesser of seventy  percent
(70%) of Franchisee's  initial investment in the Franchised  Restaurant or One
Hundred Forty  Thousand  Dollars  ($140,000).  Franchisee  shall not borrow in excess  of this  maximum  allowed  debt  without  Franchisor's  prior  written consent.  Franchisee  acknowledges  that excess debt will adversely affect the
Franchised Restaurant's operational results.

THE QUIZNO'S FRANCHISE COMPANY            FRANCHISEE

By:____________________________                 By:___________________________
     Its:______________________                      Its:_____________________

                        THE QUIZNO'S FRANCHISE COMPANY

                       AREA DIRECTOR MARKETING AGREEMENT

                                          TERRITORY__________________________

                                          DATE_______________________________

                                          AREA DIRECTOR______________________